UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

J.B. HUNT TRANSPORT SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479.820.0000

Internet Site: jbhunt.com

Notice Of Annual Meeting Of Shareholders

TO BE HELD APRIL 23, 2026

The Annual Meeting of Shareholders of J.B. Hunt Transport Services, Inc. (the Company) will be held April 23, 2026, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive in Lowell, Arkansas, for the following purposes:

To elect Directors for a term of one (1) year

To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 calendar year

To transact such other business as may properly come before the Annual Meeting or any adjournments thereof

Only shareholders of record on February 17, 2026, will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

The 2025 Annual Report to Shareholders is included in this publication.

By Order of the Board of Directors JENNIFER R. BOATTINI Corporate Secretary Lowell, Arkansas March 11, 2026

J.B. Hunt Transport Services, Inc. Notice of Annual Meeting	1

2025 Proxy Statement Summary

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: jbhunt.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the Company), on behalf of its Board of Directors (the Board), for the 2026 Annual Meeting of Shareholders (the Annual Meeting). The Proxy Statement and the related proxy materials are being released to our shareholders on or about March 11, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD APRIL 23, 2026

This Proxy Statement and our 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, are available at jbhunt.com.

On or about March 11, 2026, we will mail a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access our proxy materials, including this Proxy Statement and our 2025 Annual Report to Shareholders, and voting instructions on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail. You may follow the instructions on the Notice of Internet Availability of Proxy Materials, then access our proxy materials and vote your shares over the internet. If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed postage-paid envelope that will be provided to you in response to your request, even if you plan to attend the Annual Meeting. Please keep the Notice of Internet Availability of Proxy Materials for your reference through the meeting date.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Item	Board Recommendations	Further Details
Election of Directors	FOR	Page 19
Advisory Vote on Executive Compensation	FOR	Page 74
Ratification of Independent Registered Public Accounting Firm	FOR	Page 78

2	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

The summary information provided above is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY INTERNET OR BY REQUESTING A COPY OF PROXY MA-TERIALS AND COMPLETING, SIGNING, AND DATING A PROXY CARD AND RETURNING IT TO US AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USING THE TELEPHONE OPTION THAT WILL BE PROVIDED IN RESPONSE TO YOUR REQUEST

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK, OR OTHER NOMINEE AS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

DIRECTOR NOMINEES

Name	Occupation	Age	Director Since	Independent	Other Current Directorships with Publicly Held Companies	Committees Upon Election
Brett Biggs	Walmart, Inc. (retired)	57	2025	Yes	The Procter & Gamble Company YUM! Brands, Inc.	Compensation Corporate Governance
Francesca M. Edwardson	American Red Cross of Chicago & Northern Illinois (retired)	68	2011	Yes		Audit Corporate Governance
Sharilyn S. Gasaway	Alltel Corp. (retired)	57	2009	Yes	Genesis Energy, LP	Audit (Chair) Compensation Corporate Governance
Thad (John B., III) Hill	Calpine Corporation (retired)	58	2021	Yes	Service Corporation International	Compensation (Chair) Corporate Governance
Bryan Hunt	Hunt Automotive Group	67	1991	No	AmeriTrust Financial Technologies, Inc.
Persio Lisboa	Navistar, Inc. (retired)	60	2023	Yes	James Hardie Industries plc	Audit Corporate Governance
John N. Roberts, III	Executive Chairman of the Board	61	2010	No
James L. Robo	Private Investor	63	2002	Yes	Kayne Anderson BDC, Inc.	Compensation Corporate Governance (Chair)
Shelley Simpson	President and Chief Executive Officer	54	2024	No

J.B. Hunt Transport Services, Inc. Proxy Statement	3

Proxy Statement Summary

Compensation Objectives, Principles and Practices

We believe the ability to attract, retain and provide appropriate incentives for the senior executive officers and other key employees of the Company is essential to maintaining the company’s leading competitive position, thereby providing for the long-term success of the Company. The overall compensation philosophy of the Company’s Board of Directors and management is guided by the following principles:

Recruitment and Retention

The Company aims to attract, motivate and retain high-performing diverse talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

Short-term Incentive

A portion of total compensation should be tied to Company performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater portion of the risk.

Performance and Responsibility

Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual levels, in achieving financial, operational and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

Long-term Incentive

Awards of long-term compensation encourage participating employees to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as focus on long-term career orientation.

4	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

2025 Business Highlights

Consolidated Revenue

In Millions

Consolidated Operating Income In Millions	Diluted EPS

J.B. Hunt Transport Services, Inc. Proxy Statement	5

Proxy Statement Summary

6	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

J.B. Hunt Corporate Responsibility

Overview/Vision Statement

Our company is built on the pillars that our founders, Mr. and Mrs. Hunt, used to guide how they operated their business. The vision, foundations, mission, and values behind the J.B. Hunt scroll are at the heart of our organization and infused in the work our people do every day. Our company values of integrity, respect, innovation, safety, and excellence highlight how our entire team upholds the brand promise represented in our scroll. Striving to always do the right thing, building on each other’s strengths, accelerating innovation, excelling in safety, and aspiring to a higher standard is how we accomplish our mission. Our mission— driving long-term value for our people, customers, and shareholders— begins and ends with who we serve each day. This work is enabled by our company foundations: People You Trust. Technology That Empowers. Capacity To Deliver. These foundations represent what we invest in to fulfill our mission and achieve our vision, representing our unique selling proposition to the market and the industry. If we show up each day living our company values, driving long-term value for who we serve, investing in the foundations that make us great, the benefits extend to all stakeholders. We aim to seek out and implement long-term strategies that positively shift the trajectory of the industry and, in turn, help us accomplish our vision: to create the most efficient transportation network in North America. Staying focused on our vision is the catalyst for growth, opening endless opportunities to build upon the legacy of our scroll.

Sustainability

We continued to make progress in our sustainability journey and explore sustainable solutions. Our willingness to embrace a spirit of curiosity fuels innovation, while remaining customer focused keeps us grounded. Our sustainability journey started before the word sustainability was popular, and we continue to take steps to increase our efforts to share that story with our stakeholders. In 2019, the executive management team advanced these efforts with the establishment of our Sustainability Committee led by our then Chief Operating Officer, Craig Harper. Mr. Harper was named our Chief Sustainability Officer in November 2020. In 2021, under the direction of Mr. Harper and with the help of many others, J.B. Hunt was able to successfully launch its first-ever Sustainability Report in accordance with the Global Reporting Initiative (GRI) Standards and in alignment with the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) frameworks. The Sustainability Committee is comprised of a diverse group of employees responsible for identifying opportunities to advance our measurement, management, and disclosure of our sustainability efforts. The work of this group helps identify and mitigate risks such as climate-related risks and other topics within the social and governance aspects of sustainability. Members of the Committee regularly present to our Nominating and Corporate Governance Committee on the Company’s efforts and investments made to reduce our greenhouse gas (GHG) emissions as part of its oversight of fossil fuel efficiency and progress on reducing the Company’s environmental impact. In 2023, the Company announced Mr. Harper’s retirement effective December 31, and Greer Woodruff’s promotion to executive vice president of safety, sustainability, and maintenance effective January 1, 2024. Mr. Woodruff leads the company’s sustainability initiatives, driving its operational safety excellence, and leading corporate security, maintenance, and equipment.

Environmental Matters

The Company recognizes that reducing GHG emissions in our business is important to our shareholders, our customers, the communities we serve, the global environment, and ultimately, the future success of our Company. Increasingly, our customers are making environmental responsibility a priority in their business decision making, and the same is true for the Company. We’ve worked hard to create solutions to reduce carbon emissions and maintain sound environmental and social responsibility, while reducing costs and meeting or exceeding our customers’ operational needs. We remain encouraged by the advancements being made with alternative fuel vehicles, and we believe that they have the potential to reduce our scope 1 emissions. However, until economically viable alternatives for commercial diesel-powered equipment are available, challenges to further reduce our total carbon emissions include but are not limited to the availability of heavy-duty zero-emission vehicles and a robust

J.B. Hunt Transport Services, Inc. Proxy Statement	7

Proxy Statement Summary

We’re passionate about helping our industry and our customers become more sustainable.

charging infrastructure. We are expanding the use of biogenic fuels and championing conversion of over-the-road (OTR) shipments to rail through our industry-leading intermodal service offering, which on average reduces a shipment’s carbon footprint by 65% versus highway truck transportation. As fossil fuels represent a significant component of operating costs, management is continually working to minimize the volume used, such as adopting the most advanced technologies provided from original equipment manufacturers (OEMs), utilizing aftermarket products to reduce fuel burn, adopting policies to incentivize reduced fuel burn, and assisting manufacturers in developing commercially viable alternative fuel sources.

The Company recognizes that reducing our carbon footprint is a continuous journey, and we believe the following items support our commitment to reducing our environmental impact:

Leading the Industry in Sustainability

J.B. Hunt was named to the Dow Jones Best-in-Class Indices (formerly North American Dow Jones Sustainability Index) for 2024, earning a spot among sustainability leaders identified by S&P Global through the Corporate Sustainability Assessment. J.B. Hunt is the only road transportation company to make the DJSI North America and one of just five companies in the overall transportation industry group. The distinction demonstrates our progress toward reducing our environmental impact and enhancing the value we create for employees, customers, and communities.

Data Accessibility and Transparency

In 2023, we improved data accessibility and transparency with the launch of our “Environmental, Social, and Governance Reporting” section on jbhunt.com. This collection of pages makes our sustainability work, and related information, more available for employees, customers, rating agencies, and investors.

Ambitious Goal to Reduce Carbon Emission Intensity 32% by 2034

In November 2022, J.B. Hunt announced a new goal to reduce our carbon emission intensity 32% by 2034 (baseline 2019). This goal advances the Company’s sustainability vision of moving the freight industry towards a low-carbon future while holding true to our customer commitment of providing efficient, quality-driven, competitive supply chain solutions for moving freight.

Specifically, we will focus on three key areas to reach our emission-reduction target by 2034:

•	Incorporating alternative powered equipment into our fleet
•	Expanding the use of biogenic fuels
•	Improving fuel economy

Achieving the Company’s ambitious target is dependent on significant progress with the development and availability of new industry technology and the infrastructure needed to enable day-to-day use on an industry-wide scale. The Company plans to encourage, support, and monitor the advancements needed to achieve its goal.

As of the end of 2024, we have achieved a 14% reduction in carbon emission intensity from our baseline in 2019, on our way to our ambitious 32% goal by 2034. The most progress among our pillars of decarbonization has been in our biogenic consumption.

8	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

Alternative Vehicles

We continually seek and evaluate opportunities to utilize emerging technologies in the area of alternative fuel vehicles. We currently operate more than 200 alternative-powered vehicles on behalf of our customers. These include compressed natural gas trucks running on renewable natural gas, battery electric trucks, and hydrogen fuel cell trucks. While significant hurdles remain to the large-scale adoption of these technologies, we continue to gain experience that will inform future efforts, given their potential to mature and evolve.

In 2024, we became a founding member of Powering America’s Commercial Transportation (PACT), a coalition focused on addressing the infrastructure challenges for zero-emission commercial vehicles. Additionally, we continue to participate with the Daimler Electric Vehicle Council and the ACT Fleet Forum to contribute to further progress in the years ahead regarding the availability, commercial viability, and infrastructure required to run alternative fuel trucks.

Fuel Technology

Fuel is one of the largest sources of carbon emissions within the supply chain. We strive to find advanced fuel solutions for customers, including the use of biofuels and ensuring the fuel efficiency of our fleets. In 2024, 64% of all fuel purchased was a bio-blended diesel product or renewable diesel. The Company’s total weighted average of fuel from renewable sources was 22%.

Energy-Efficient Trucks and Equipment

We maintain a modern fleet with an average truck age of only 2.7 years as compared to the 5.7-year industry average. Modernization ensures that we maintain the latest in emission-reduction technologies. We also spec our equipment to maximize fuel efficiency with features including aerodynamic packages for both tractors and trailers, governors to limit speed and improve fuel efficiency, idle-reducing cab heaters, and automatic manual transmissions (AMTs) that all contribute to improved fuel economy. In 2025, company drivers focused on reducing unnecessary idle time in an effort to support the extended life of equipment and lower costs.

Championing Intermodal Conversion

J.B. Hunt operates North America’s largest industry-leading intermodal business providing customer-facing, revenue-generating freight transportation services in which the long-haul linehaul movement is conducted by rail, with truck transportation used primarily for first and last-mile pickup and delivery. This service enables a modal shift from long-haul highway trucking to rail for the linehaul portion of freight movement, which reduces fuel consumption and greenhouse gas (GHG) emissions compared to truck-only transport.

Intermodal transportation is a distinct operating segment within J.B. Hunt’s business model. The Intermodal segment is separate from over-the-road (OTR) trucking and excludes purely OTR truck transportation, dedicated truckload services, and non-asset freight brokerage services. For sustainable revenue reporting purposes, J.B. Hunt defines sustainable revenue as total revenue generated by its Intermodal segment, reflecting rail-based freight transportation services with trucks used primarily for first and last-mile connectivity. These rail-based freight transportation services align with the freight rail transport activity commonly referenced in sustainable finance and climate change mitigation frameworks.

Converting OTR shipments to intermodal service is safer, 2.5 times more fuel efficient than standard truck transport, cost effective, and environmentally friendly. We estimate that in 2025, our intermodal segment helped to avoid 4.2 million MT CO2e* compared to transportation by truck alone—the equivalent of:

•	110 million urban tree seedlings planted and grown for 10 years**
•	916,000 passenger vehicles off the roads for one year**
•	543,000 average U.S. homes’ total annual energy consumption**

* The rail industry doesn’t release its operational efficiencies until April, which is after this report will be published. Our metric above for intermodal savings was calculated using its 2024 operating efficiencies.

** https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator#results

J.B. Hunt Transport Services, Inc. Proxy Statement	9

Proxy Statement Summary

Based on analysis of J.B. Hunt 360°® transactions and our annual bid activity from the past several years, J.B. Hunt estimates that an additional 7 to 11 million shipments could be converted to intermodal, generating further carbon reductions, while supporting long-term growth opportunities for our intermodal business.

Quantum, a J.B. Hunt and BNSF service®, is a breakthrough intermodal service aimed at addressing service-sensitive freight that might otherwise be moved by traditional over-the-road transport. The service delivers 95%+ on-time delivery rates and delivery times around a day faster than traditional intermodal service. We launched this new “high touch” service in 2023 and have had great feedback from customers.

We continue to see strong momentum in our intermodal service across Northern and Central Mexico, through the Eagle Pass, Texas border gateway. Eagle Pass and other expanding initiatives helped our Mexico intermodal business grow by 20% in 2025, creating increased capacity, improved reliability, and new opportunities for customers to scale alongside Mexico’s growing markets.

In 2025, Quantum de México, a J.B. Hunt, BNSF and GMXT service™ launched, focusing on service-sensitive freight delivery.

In 2025, J.B. Hunt, BNSF Railway, and GMXT announced the launch of a new intermodal offering for Mexico businesses. Quantum de México: a J.B. Hunt, BNSF and GMXT service™, provides customers with consistency, agility, and speed when transporting service-sensitive highway freight on the rail. Optimized for efficiency, Quantum de México utilizes the latest advancements in tracking and monitoring systems to provide real-time visibility for shipments.

Renewable Technology

J.B. Hunt invests in renewable technology solutions. Company assets are equipped with solar-powered tracking units that allow us to optimize the usage of trailing equipment and other resources by providing the most accurate information regarding the location and status of the units. This technology allows J.B. Hunt to increase the efficiency of its assets, reduce empty miles and costs, and gain better control over its operations.

Carbon Diet

We provide support to customers with a company-developed sustainability practice called the “Carbon Diet.” We educate customers on best practices in supply chain sustainability and supply the resources needed to be successful. The primary components include the use of biogenic fuels, mode conversion, route optimization, the optimized fuel efficiency of our diesel fleet, and the exploration and calculated potential impact of alternative vehicles.

Advocacy and Education

J.B. Hunt believes that by sharing knowledge, we can empower and encourage progress in the sustainability of our industry. We participate in many sustainability-focused engagements to support innovation and drive progress in sustainable transportation technology. We also work hard to educate and empower our customers about sustainable transportation technologies, practices, and tools.

Technology That Empowers

With more than six decades of doing business, we know technology alone doesn’t transform a business—people do. We don’t think of technology as a platform or a product. For us, it’s a force multiplier. It empowers our people, improves efficiency, safety and service, and amplifies our capacity to deliver.

Our technology investments are in what differentiates us, accelerates meaningful work, and creates shared progress across the industry. By streamlining how freight is quoted, booked, and managed, we’re able to improve visibility and planning across the network while reinforcing safety and security—resulting in lower friction, fewer disruptions, and more reliable service for customers.

10	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

Anchored by the J.B. Hunt 360° platform, our technology strategy is focused on ensuring our people are empowered to best serve our customers. For example, in 2025, our Dedicated Contract Services segment expanded tools to help customers optimize operations like calculating cost-savings, forecasting trailer pools, and modernizing universal KPIs. We want technology to enable all of our teams to spend more time building relationships through problem solving and delivering outstanding service.

Safety and security are equally foundational to our technology strategy. From advanced safety systems in our fleet to fraud prevention and cargo security, technology empowers our drivers and frontline teams with data, enhanced visibility, and safeguards confidence in their daily work. Inward-facing and forward-facing camera systems, lane departure warnings, enhanced radar functionalities, and forward collision mitigation systems are just a few of the tools on our company-owned vehicles that are assisting our drivers and have contributed to three consecutive years of record safety performance.

Looking ahead, artificial intelligence will undoubtedly shape the next chapter of our industry. We’re already seeing its potential to improve productivity, optimize assets, reduce waste, and make quicker data-informed decisions. In 2025, we automated nearly 100,000 hours annually across our Highway, Dedicated, and Customer Experience teams. But we approach AI the same way we approach any technology: it must have practical application and drive real value in day-to-day operations. The goal is to have technology that empowers our people, customers, and shareholders.

Ultimately, our technology strategy reinforces our vision and mission. By leveraging the combined strength of our people, technology, and capacity, we will build a more efficient, connected, and agile transportation network for the groups that we serve. By scaling into our technology investments and keeping people at the center of innovation, we are positioning J.B. Hunt to deliver sustainable growth for the long-term.

Social Matters

As a company, we support numerous initiatives in many ways that reflect the values most important to our employees, customers, and the communities where we operate. With nearly 32,000 J.B. Hunt employees across North America (over 21,500 of whom are our truck drivers), we believe our focus on safety, career advancement, a sense of belonging in the workplace, and giving back to the communities we serve are among our highest priorities.

In 2025, our Cedar Rapids maintenance shop became the first in company history to achieve 1 million accident-free hours.

Public Safety

Our commitment to safety, which is a cornerstone of our business, has empowered us to provide best-in-class service and capacity to our customers. Keeping the roads safe for our drivers and the motoring public is important to us as a key social responsibility and as a business concern. We train drivers extensively to understand and comply with all required safety measures. J.B. Hunt has made considerable investments in safety because first and foremost, it is the right thing to do, and it is an investment with almost immeasurable returns. We share the road with millions of people across the country every day, and our success depends on keeping those roads as safe as possible for everyone. In addition to complying with relevant industry laws and mandates, J.B. Hunt makes its contribution to public road safety in a variety of ways—driver training, drug testing, and investing in technologies that make drivers and equipment safer. We have continuously maintained a satisfactory safety rating from the Federal Motor Carrier Safety Administration (FMCSA) since 1992. In 2025, we reduced

J.B. Hunt Transport Services, Inc. Proxy Statement	11

Proxy Statement Summary

our year-over-year DOT preventable collisions per million miles by almost 10%, achieving three back-to-back years of record performance. Our out-of-service (OOS) rates for vehicle, driver, and HAZMAT fall substantially below reported national averages in the FMCSA’s Safety and Fitness Electronic Records (SAFER) System. In CSA (Compliance, Safety, Accountability), our 2025 safety performance falls below the threshold of FMCSA’s on-road safety performance BASICs (Behavior Analysis and Safety Improvement Categories) in all categories. Public safety is further promoted through smart purchasing decisions. As new safety technologies are made available, we carefully evaluate each to determine the overall impact and benefit they could bring to our drivers, trucks, and equipment.

2025 marks three back-to-back years of record-low DOT preventable collisions.

Defensive Driving Training

J.B. Hunt drivers are certified in a nationwide defensive driving program, involving classroom and in-vehicle training. All drivers are recertified on a regular basis.

Monthly and Quarterly Safety Training

Our drivers participate in regular web-based and classroom safety training. Ongoing driver development is designed to provide additional training for drivers, as well as keep them up to date on regulatory issues and company matters.

Hair Testing

In 2006, J.B. Hunt implemented a policy requiring hair testing for the presence of controlled substances in addition to the U.S. DOT required urine testing. In 2022, J.B. Hunt added Fentanyl to our hair testing panel. Management believes hair testing serves as a more accurate and stringent standard to base an individual’s habitual drug usage and has resulted in a material reduction in unfavorable results from random and post-accident drug tests.

Automatic Onboard Recording Devices/ELDs

We began implementing automatic onboard recording devices in 2007. As an early adopter of this technology, we have seen benefits in its ability to manage compliance with hours-of-service (HOS) regulations and reduce roadside inspection violations. J.B. Hunt remains compliant with the mandate requiring electronic logging devices in commercial vehicles.

Forward Collision Warning System

Installation of forward collision warning systems on our Class 8 tractors began in 2011. Currently, 99.8% of our company Class 8 fleet is deployed with this equipment, which includes an automatic emergency braking system. We have seen a significant reduction in rear-end collision frequency and costs since implementation of these systems.

Video Recording Technology

Installation of video-recording equipment began in 2016. Currently, 100% of our Class 8 fleet has forward-facing cameras installed. This equipment provides lane departure warnings and enhanced radar functionalities for some systems, such as braking on stationary objects and pedestrian detection. The primary benefit of this technology is improving driver safety performance.

In April 2023, we introduced inward-facing cameras with 100% of our in-service trucks outfitted with this technology by the end of 2024. This safety technology leverages artificial intelligence to identify potential risks both outside, and now inside, the cab. We believe this additional technology helps protect motorists on the road while safeguarding our drivers from false claims.

Right-Side Blind Spot Detection

Based on positive driver feedback from testing potential new equipment features, J.B. Hunt has continued outfitting equipment with right-side blind spot detection. This technology aids our drivers in avoiding right lane change, sideswipe, and right turn collisions.

12	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

Truckers Against Trafficking

As the eyes and ears of the road, we want to empower everyone in the transportation industry to be part of the solution to combat human trafficking. J.B. Hunt launched Truckers Against Trafficking training in 2014 and has trained over 207,000 people to date to recognize and report signs of human trafficking. In 2021, the two organizations led a combating human trafficking workshop at the University of Arkansas. Additionally, the Company became a signatory of the DOT’s Transportation Leaders Against Human Trafficking Pledge in 2020.

In June 2023, J.B. Hunt, Tyson Foods, and Walmart joined forces to host a half-day summit featuring Truckers Against Trafficking to bring together key industry stakeholders, law enforcement, and government agencies to work together to close loopholes to traffickers. Additionally, J.B. Hunt hosted the Freedom Drivers Project, which is a mobile exhibit that creates awareness of and educates on the realities of domestic sex trafficking. We are committed to ongoing education that empowers our drivers to recognize and take action against human trafficking, delivering comprehensive training materials each year to all drivers.

In 2025, we celebrated Steve, our fourth driver in company history to achieve 5 million safe driving miles.

Million Mile Program

Our Million Mile Celebration has been a J.B. Hunt tradition since 2001, when we celebrate our company drivers who have reached 2, 3, 4, and 5 million accident-free miles. The company offers a safe-driving bonus, hosts several days of events, and honors drivers in the Walk of Fame. In 2025, we recognized 379 J.B. Hunt drivers for achieving 1, 2, 3, and 4 million miles without a preventable collision, as well as our fourth driver in company history to achieve 5 million miles of safe driving.

IT Risk Management

The Company maintains an Information Technology (IT) risk identification process that encompasses risks associated with enterprise solutions and products and services provided by third-party service providers. Cybersecurity risks are considered a subcategory of IT risks and are therefore part of this process. The Company’s Governance, Risk, and Compliance (GRC) team maintains the IT risk register and reports updates to the IT Risk Council, which meets regularly. The IT Risk Council is made up of members representing the Company’s cybersecurity, network, server, client, database, and software teams. The Company maintains a Cybersecurity Operations Center (CSOC) comprised of in-house staff, contracted personnel, and other third-party security service providers. Our CSOC provides constant monitoring, assessment, and defense of all enterprise information systems. The Company also maintains a Security Incident Response Team (SIRT) that responds to high-risk security incidents around the clock. The Company uses various methods to assess our cybersecurity maturity and IT risk management program, including periodic self-assessments and engagements of independent third-party assessors, consultants, and auditors.

People Matters

Although we operate more than 190,000 pieces of transportation equipment, our single greatest asset and one of the factors that sets us apart is our service-oriented people. J.B. Hunt strives to provide a supportive and safe work environment for its employees, where diverse and innovative ideas can be fostered to solve problems and provide value-added services for our customers. We put forth our best effort to support initiatives that benefit our people and reflect our company values of integrity, respect, innovation, safety, and excellence, which are shared by our stakeholders.

Employee Wellness

The health and well-being of our workforce has always been a priority. We believe that access to quality healthcare is an important part of this priority, and we have programs in place that focus on improving the quality of care that our employees and their families receive. From new and expanded benefit programs to case management support

J.B. Hunt Transport Services, Inc. Proxy Statement	13

Proxy Statement Summary

to shortened eligibility waiting periods and more, we are continually assessing our offerings in a competitive and ever-changing healthcare landscape. Paid leave is another key component of this focus, and we offer benefit plans that comply with applicable laws. Financial wellness is also included in our focus, and we provide seed funding for healthcare savings accounts and opportunities to participate in 401(k) retirement plans.

Culture and Inclusion

We work to foster a culture where all employees feel welcomed, valued, respected, safe, and heard, and where the actions of our people reflect our company values.

We measure ourselves through listening to our employees in surveys, focus groups, and fireside chat meetings with leadership. We use data and ideas from those activities to drive action in support of our leaders and teams. We also facilitate ideation from all employees through our process improvement program, ELEVATION, where anyone can submit an idea to make the company better.

In addition, our Employee Resource Groups (ERGs), Inclusion Office, and Inclusion Council work together to further our culture of inclusivity. The Company’s seven ERGs are open to all our employees and offer opportunities for community and networking.

Our Technician Career Advancement program provides opportunities for growth to our tractor, trailer, and mobile technicians across the country.

Career and Opportunity

Providing career opportunities for our people is an ongoing commitment. Thousands of employees have had the opportunity to move jobs or to be promoted into new roles, and thousands more have participated in leadership training over the course of their careers, including training opportunities for field and office employees. We have an expansive online library of courses from LinkedIn Learning, an industry leader in online training. Our Talent Development group is constantly expanding the online courses available in Workday and LinkedIn Learning.

In 2023, we introduced the Technician Career Advancement program for all of our tractor, trailer, and mobile technicians in J.B. Hunt shops across the country. In the program, our technicians make their way through different training modules focused on key areas of equipment maintenance and repairs as well as earning pay raises as they go. Additionally, J.B. Hunt’s Apprenticeship Program for truck drivers provides paid on-the-job training to recent CDL-A graduates. Drivers hired into this program train alongside a J.B. Hunt driver trainer for six weeks, and after successful completion of their training, drivers have an opportunity to transition to a full-time position within our fleet.

In 2024, J.B. Hunt ranked sixth overall on the American Opportunity Index and first in the freight and logistics category. This index is based on data scraped from career sites, along with data from the Department of Labor, over a five-year period. Although the index is only in its third year, it’s regarded as a groundbreaking ranking mechanism that reveals how well America’s largest companies are investing in their people, and how a company’s culture can create opportunity. It’s another view into how J.B. Hunt’s culture has created opportunity over the past few years and the investments we’ve made in our people’s career growth.

Employee Recognition Platform

Celebrating the accomplishments of our teams helps build a culture centered around trust and recognition. Through our annual employee engagement survey, we learned our employees wanted a better way to recognize one another. So, in 2023, we invested in our people by launching the Celebrate recognition platform where leaders can publicly recognize team members, and all our people can publicly recognize each other across the company for hard work, collaboration, and accomplishments.

14	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

In 2025, J.B. Hunt participated in Wreaths Across America for the 12th consecutive year.

Veterans Hiring and Support

J.B. Hunt remains committed to hiring and supporting military members. In 2020, the company achieved a six-year goal of hiring 10,000 veterans and has since pledged to hire 1,600 veterans per year. We also implemented several training and development programs, like our mentorship initiatives and our work with the Department of Defense’s SkillBridge Internship program, to provide support and resources for transitioning service members. In 2021, J.B. Hunt was one of 15 recipients of the Secretary of Defense Employer Support Freedom Award, in recognition of our exemplary support for National Guard and Reserve employees. Additionally, we participated in a 2022 VETS Employer Roundtable in Washington, D.C., at the invitation of the Department of Labor. The Company was also ranked a Military Friendly® Employer by VIQTORY for the 19th consecutive year in 2025 and achieved the distinction of being in the Top 10 among large employers. J.B. Hunt also received recognition for our military and veteran support from the Military Times and The American Legion. It was our 12th consecutive year participating in Wreaths Across America, where J.B. Hunt delivered approximately 330,000 wreaths to veteran cemeteries nationwide. And to support our active-duty employees and their families, we provide a Military Leave Concierge Service to give assistance through the four phases of military leave.

Recipients of the 2025 J.B. Hunt Scholarship Program for Families

Since launching the J.B. Hunt Scholarship Program for Families in 2022, J.B. Hunt has provided a total of nearly $2 million in educational financial assistance for the families of J.B. Hunt employees. Every year, the program awards a total of $250,000 in scholarships to 100 new applicants. The application-based scholarship program is available to dependent children or grandchildren of J.B. Hunt employees who currently attend or plan to attend an accredited two- or four-year college, trade school, or vocational school. Awards are renewable each year for up to four years as long as the recipient maintains a 2.5 GPA and full-time enrollment. Applications are open to family members of J.B. Hunt employees (director level and below) who have been employed by the company for at least one year.

Employee engagement reached a new milestone in 2025, with more than 35,000 ELEVATION ideas submitted over the program’s lifetime.

Elevating Employee Voices

Created in 2015, our ELEVATION initiative is a process to find, foster, and follow the ideas that make our company a better place by listening to our employees. Employees at any level, in any business group, or in any geographic location can submit ideas on any topic that they believe will make J.B. Hunt a better organization. All ideas are evaluated through a formal review process, and since the program’s inception, more than 35,000 ideas have been submitted with over 1,300 ideas being approved. In 2023, a four-month-long campaign entitled ELEVATION 2.0 was launched to improve the efficiency and productivity of operations, creating cost-competitive value for our customers. ELEVATION 2.0 was incredibly successful, resulting in over 6,000 ideas submitted across driver, maintenance, and office teams. In 2025, 85 ideas were validated, aiming to drive efficiencies and create cost savings.

We frequently ask for employee feedback through a variety of methods. Every year we conduct a comprehensive company-wide engagement survey to help us find out how we can improve the employee experience at J.B. Hunt. Then, we act on the feedback we receive.

J.B. Hunt Transport Services, Inc. Proxy Statement	15

Proxy Statement Summary

Company Giving

Traditional philanthropic strategies often rule out organizations that do not meet certain privileged criteria. J.B. Hunt is proud to promote strategic philanthropy and innovative ideas to enhance the impact and inclusiveness of our initiatives. J.B. Hunt is a champion for advocacy for organizations that, in the past, have not received the recognition or opportunities that they may deserve. In 2025, company and employee contributions toward J.B. Hunt’s company pillars of Healthcare, Veterans, Crisis Management, and Education exceeded $2.9 million.

Information Privacy Protection Program (IP3)

J.B. Hunt’s Information Privacy Protection Program (IP3) is designed to ensure the privacy of J.B. Hunt’s workers, customers, vendors, and other proprietary corporate information. Its mission is to employ privacy best practices in collection, usage, storage, and disposal of information in compliance with applicable regulations and to foster a culture that values privacy through awareness. All office personnel are required to complete IP3 training.

Governance Highlights

We believe that good corporate governance helps to ensure the Company is managed for the long-term benefit of all of our stakeholders and accordingly observe the following key corporate governance principles:

Director Independence

The Company maintains a Board of Directors comprised of a majority of individuals who satisfy the criteria for independence under the Nasdaq listing standards.

Lead Director and Independent Director Executive Sessions

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with the position of Independent Lead Director being established to direct these executive sessions and authority to call additional meetings of independent directors as deemed necessary.

Board Committees

The Company requires all committees of the Board be comprised solely of independent directors and formal charters have been established outlining the purpose, composition, and responsibility of each committee, with all having authority to retain outside, independent advisors, and consultants as needed.

Board Qualifications

The Board has established qualification guidelines for director nominees and performs continual evaluation of current director performance and qualifications.

Board Attendance and Overboarding

The Board has adopted formal Corporate Governance Guidelines, including director attendance expectations and requires limitations and preapproval of director membership on other corporate boards.

Board Diversity

The Board maintains diversity by identifying nominees whose backgrounds, attributes, and experiences taken as a whole will contribute to the high standards of Board service to the Company, including diverse business experience, professional expertise and knowledge, individual perspectives, gender, and ethnicity that support Board dynamics and effectiveness.

Code of Conduct

The Company has adopted a formal Code of Ethical and Professional Standards applicable to all directors, officers, and employees of the Company.

16	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement Summary

Summary of Nominated Directors

Meeting Attendance All current directors attended all of the board meetings and committee meetings on which each served. There were six Board meetings and 16 committee meetings in 2025.

J.B. Hunt Transport Services, Inc. Proxy Statement	17

Proxy Statement Summary

Accolades

J.B. Hunt operates in a highly competitive industry, which requires an intense focus on continuous improvement across all aspects of the business. From introducing innovative and disruptive technologies that drive efficiencies in operations, to championing enhancements to industry safety standards, we remain committed to our vision to create the most efficient transportation network in North America. In 2025, J.B. Hunt is proud to have been recognized with more than 55 company and customer awards.

2025 Key Company Recognitions

•	Named to the Dow Jones Best-in-Class Indices
•	Named Top 100 3PL Provider for the 16th consecutive year by Inbound Logistics
•	Named Top 100 Trucker by Inbound Logistics for the 15th consecutive year
•	Named Top 75 Green Supply Chain Partner (G75) for the 13th consecutive year by Inbound Logistics
•	Received the 2025 Quest for Quality Award – Dry Freight Carriers for the 2nd consecutive year from Logistics Management
•	Received the 2025 Quest for Quality Award – Rail/Intermodal Service Provider for the 5th consecutive year from Logistics Management
•	Received 2025 Logistics Management Quest for Quality Award – Intermodal Marketing Companies
•	Received the 2025 Quest for Quality Award – Third-Party Logistics Companies Transportation Management for the 6th consecutive year from Logistics Management
•	Ranked in the top 10 Transport Topics Top 100 List of Largest For-Hire Carriers for the 20th consecutive year
•	Ranked in the top 10 Transport Topics Top 50 list of Logistics Companies for the 18th consecutive year
•	Named to the 2026 FreightTech 25 List by FreightWaves for the 9th consecutive year
•	Named Military Friendly Employer for the 19th consecutive year by VIQTORY
•	Named Top 10 Military Friendly Employer for the 2nd consecutive year by VIQTORY
•	Received 2025 Preferred Carrier Award – Platinum Winner from project44
•	Received Large Carrier Safety Award from Arkansas Trucking Association
•	Received Employment & Education National Award – Large Employer from American Legion
•	Named to the VETS Indexes 4 Star Employer list by VETS Indexes
•	Named to Best for Vets Employer List for the 2nd consecutive year by Military Times
•	Received the Thoroughbred Sustainability Partner Award – Innovation Award from Norfolk Southern

18	Proxy Statement J.B. Hunt Transport Services, Inc.

PROPOSALS TO BE VOTED ON AT

THE ANNUAL MEETING

Proposal Number One

Election of Directors

Our Board nominates Brett Biggs, Francesca M. Edwardson, Sharilyn S. Gasaway, Thad Hill, Bryan Hunt, Persio Lisboa, John N. Roberts, III, James L. Robo, and Shelley Simpson as directors to hold office for a term of one year, expiring at the close of the 2027 Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes that these director nominees are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the shareholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR each of the director nominees listed herein

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors and Executive Officers of the Company

Number of Directors and Term of Directors and Executive Officers

The Second Amended and Restated Bylaws of J.B. Hunt Transport Services, Inc., as amended (the “Bylaws”), provide that the number of directors shall not be less than three or more than 12, with the exact number to be fixed by the Board. The Board currently consists of nine directors. Directors serve a term of one year from their election date to the Annual Meeting.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected.

At the Company’s Annual Meeting, the shareholders of the Company elect successors for directors whose terms have expired. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. No director will be eligible to stand for re-election or be elected to a vacancy once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal.

J.B. Hunt Transport Services, Inc. Proxy Statement	19

Nominees For Director

Terms expire 2027

Brett Biggs

Age: 57

Director Since: 2025

Committees Upon Election: Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Walmart, Inc. (retired)

Recommendation: The Board has determined that Mr. Biggs’ business and financial expertise and experience in leadership roles with multinational public companies qualify him to serve as a Director of the Company.

Experience: Mr. Biggs is the former Executive Vice President and Chief Financial Officer of Walmart, Inc., a global retailer. He held the Chief Financial Officer role from 2016 until June 2022, when he transitioned to the position of Executive Advisor until his retirement in January 2023. Prior to his tenure as Chief Financial Officer of Walmart, Inc., Mr. Biggs served as Chief Financial Officer of Walmart International from 2014 to 2016 and of Walmart U.S. from 2012 to 2014. He also served as Senior Vice President of Operations for Sam’s Club from 2010 to 2012. During his more than 20-year career with Walmart and its affiliates, Mr. Biggs held several other leadership roles, including Chief Financial Officer of Sam’s Club, Senior Vice President of Corporate Finance and Assistant Treasurer, and Senior Vice President of International Strategy and Mergers and Acquisitions. Before joining Walmart in 2000, Mr. Biggs worked in corporate finance and mergers and acquisitions roles with Leggett & Platt, Phillips Petroleum Co., and Price Waterhouse. Additionally, he served as Senior Advisor at Blackstone, an asset management firm, between the years 2023 and 2025.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Current) The Procter & Gamble Company, YUM! Brands, Inc., (Noncurrent) Adobe, Inc.

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) Walton Arts Center

Family Relationships: None

Francesca M. Edwardson

Age: 68

Director Since: 2011

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: American Red Cross of Chicago and Northern Illinois (retired)

Recommendation: The Board has determined that Ms. Edwardson continues to qualify to serve as a Director of the Company based on her lengthy and successful experience in both the transportation industry and legal environment, which provides respected insight and guidance to both the Board and management.

Experience: Ms. Edwardson retired as the Chief Executive Officer of the American Red Cross of Chicago and Northern Illinois, a business unit of the American Red Cross, in 2016, a position she held since 2005. She previously served as Senior Vice President and General Counsel for UAL Corporation, a predecessor company to United Airlines Holdings, Inc. She has also been a partner in the law firm of Mayer Brown and the Executive Director of the Illinois Securities Department. Ms. Edwardson is a graduate of Loyola University in Chicago, Illinois, holding degrees in economics and law.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Noncurrent) Duluth Holdings, Inc./Chair of Compensation Committee

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) Lincoln Park Zoo/Board Chair, Rush University Medical Center

Family Relationships: None

20	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

Sharilyn S. Gasaway

Age: 57

Director Since: 2009

Committees Upon Election: Audit Committee (Chair), Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Alltel Corp. (retired)

Recommendation: The Board has determined that Ms. Gasaway’s experience in accounting, finance, mergers and acquisitions, and regulatory matters, all gained through her extended tenures within the financial environment, which provide unquestionable value to the Company, qualify her to continue to serve as a Director of the Company.

Experience: Ms. Gasaway served as Executive Vice President and Chief Financial Officer of Alltel Corp., the Little Rock, Arkansas-based Fortune 500 wireless carrier, from 2006 to 2009. She was part of the executive team that spearheaded publicly traded Alltel’s transition through the largest private equity buyout in the telecom sector and was an integral part of the successful combination of Alltel and Verizon. She also served as Alltel’s Corporate Controller and Principal Accounting Officer from 2002 to 2006. Joining Alltel in 1999, she served as Director of General Accounting, Controller, and Vice President of Accounting and Finance. Prior to joining Alltel, she worked for eight years at Arthur Andersen LLP. Ms. Gasaway has a degree in accounting from Louisiana Tech University and is a Certified Public Accountant.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Current) Genesis Energy, LP/Chair of Audit Committee, (Noncurrent) HanesBrands Inc.

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) Louisiana Tech University Foundation, Louisiana Tech University College of Business Advisory Board, Arkansas Children’s, Inc., Arkansas Children’s Foundation

Family Relationships: None

Thad (John B., III) Hill

Age: 58

Director Since: 2021

Committees Upon Election: Executive Compensation Committee (Chair), Nominating and Corporate Governance Committee

Principal Occupation: Calpine Corporation (retired)

Recommendation: The Board has determined that Mr. Hill’s expertise in financial and capital markets and experience leading a diverse and geographically dispersed workforce qualify him to continue to serve as a Director of the Company.

Experience: Mr. Hill served as Executive Chairman of the Board for Calpine Corporation (Calpine), one of the nation’s largest independent competitive power companies, operating power plants and retail businesses in 22 states and Ontario, Canada until January 2026. Mr. Hill previously led Calpine as its President and Chief Executive Officer from 2014 to 2024, before which he served as Calpine’s President and Chief Operating Officer. Prior to joining Calpine, he was Executive Vice President of NRG Energy and President of NRG Texas, where he was responsible for NRG’s largest regional business. Mr. Hill received his Bachelor of Arts degree from Vanderbilt University magna cum laude and his Master of Business Administration degree from the Amos Tuck School of Dartmouth College, where he was elected an Edward Tuck Scholar.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Current) Service Corporation International

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) The Alfred P. Sloan Foundation, Amos Tuck School of Dartmouth College, Greater Houston Partnership, (Noncurrent) Calpine Corporation, Episcopal High School

Family Relationships: None

J.B. Hunt Transport Services, Inc. Proxy Statement	21

Proposal 1

Election of Directors

Bryan Hunt

Age: 67

Director Since: 1991

Committees Upon Election: None

Principal Occupation: Hunt Automotive Group

Recommendation: The Board has determined that Mr. Hunt’s historical and current knowledge of the Company and valuable contributions to the Board of J.B. Hunt since 1991 continue to qualify him to serve as a Director of the Company.

Experience: Mr. Hunt served as an employee of the Company from 1983 through 1997. He is the Managing Member of Progressive Car Finance, a private company that provides financing for automobile dealers, and 71B Auto Auction and 71B Mobile Auto Auction, both private companies engaged in the auction of automobiles, trucks, boats, and other motor vehicles to dealers and the general public in Arkansas and Kansas. A graduate of the University of Arkansas, he has degrees in marketing and transportation.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Current) AmeriTrust Financial Technologies, Inc.

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) The New School, Razorback Foundation

Family Relationships: Son of co-founders J.B. and Johnelle Hunt

Persio Lisboa

Age: 60

Director Since: 2023

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: Navistar, Inc. (retired)

Recommendation: The Board has determined that Mr. Lisboa’s business and financial expertise and experience leading a large global company qualify him to continue to serve as a Director of the Company.

Experience: Mr. Lisboa retired as President and Chief Executive Officer of Navistar, Inc., a global original equipment manufacturer in the transportation industry, in October 2021. Prior to his ultimate leadership role of the company, Mr. Lisboa’s 35-year career with Navistar included management positions in sales and marketing, manufacturing, supply chain, and procurement within both domestic and international operations. Mr. Lisboa is a graduate of Pontifícia Universidade Católica de São Paulo where he received a Bachelor of Science degree in business administration with a marketing specialization.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Current) James Hardie Industries plc/Chairman of People and Remuneration Committee

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) Ascendance Trucks, LLC, Allegiance Trucks, LLC

Family Relationships: None

22	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

John N. Roberts, III

Age: 61

Director Since: 2010

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc.

Recommendation: The Board has determined that Mr. Roberts continues to qualify to serve as a Director of the Company based on his past success while serving as the Company’s Executive Chairman of the Board.

Experience: Mr. Roberts currently serves as the Company’s Executive Chairman of the Board. He served as President and Chief Executive Officer from 2010 to 2022. In 2022, the roles of President and Chief Executive Officer were separated, at which time Mr. Roberts continued to serve as Chief Executive Officer through 2024. He retired from the role of Chief Executive Officer in 2024. A graduate of the University of Arkansas, Mr. Roberts previously served as Executive Vice President and President of Dedicated Contract Services from 1997 to 2010. Joining the Company in 1989, he began his career as a Management Trainee and subsequently served as an EDI Services Coordinator, Regional Marketing Manager for the Intermodal and Truckload business units, Business Development Executive for DCS, and Vice President of Marketing Strategy.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Noncurrent) Arkansas Children’s Northwest

Family Relationships: None

James L. Robo

Age: 63

Director Since: 2002

Committees Upon Election: Nominating and Corporate Governance Committee (Chair), Executive Compensation Committee, Independent Lead Director

Principal Occupation: Private Investor

Recommendation: The Board has determined that Mr. Robo’s financial expertise, leadership experience, and business experience gained through his leadership of a large complex corporation, qualify him to continue to serve as a Director of the Company.

Experience: Mr. Robo is a private investor and former Chairman and Chief Executive Officer of NextEra Energy, Inc., a leading clean energy company, and NextEra Energy Partners, LP, a growth-oriented limited partnership formed by NextEra Energy, Inc. to acquire, manage, and own contracted clean energy projects. Mr. Robo served as Chief Executive Officer of NextEra Energy from 2012 until his retirement in 2022 and as Chairman from 2013 to 2022.

Prior to joining NextEra Energy in 2002, Mr. Robo spent ten years at General Electric Company, serving as President and Chief Executive Officer of GE Mexico from 1997 until 1999 and as President and Chief Executive Officer of the GE Capital TIP/ Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a BA summa cum laude from Harvard College and an MBA from Harvard Business School, where he was a Baker Scholar.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): (Current) Kayne Anderson BDC, Inc./Chairman, (Noncurrent) NextEra Energy, Inc., NextEra Energy Partners, LP

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) Mayo Clinic

Family Relationships: None

J.B. Hunt Transport Services, Inc. Proxy Statement	23

Proposal 1

Election of Directors

Shelley Simpson

Age: 54

Director Since: 2024

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc.

Recommendation: The Board has determined that Ms. Simpson’s wide-ranging experience in the industry and more than 30 years with J.B. Hunt in multiple roles provides significant experience to the Company and qualify her to continue to serve as a Director of the Company.

Experience: Ms. Simpson has served as the Company’s President since August 2022 and assumed the additional role of Chief Executive Officer upon Mr. Roberts’s retirement from the position on July 1, 2024. A graduate of the University of Arkansas, Ms. Simpson joined the Company in 1994 as an hourly Customer Service Representative. Prior to being named President, she served as Executive Vice President of People and Human Resources from 2020 to 2022, Chief Commercial Officer from 2017 to 2022, and President of Highway Services from 2017 until 2020. She previously served separately as President of the Company’s Truckload and Integrated Capacity Solutions business segments as well as the Company’s Chief Marketing Officer.

Other Directorships – Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): (Current) Razorback Foundation, (Noncurrent) Mercy Health Foundation NWA

Family Relationships: None

24	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

Director Compensation

Nonemployee Director Compensation Program

The Company pays only nonemployee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

For the annual period between the Company’s 2025 and 2026 Annual Meetings, nonemployee directors serving on the Board were paid the following compensation. All of the following amounts were payable in Company stock, cash, or any combination thereof at the election of each director:

•	an annual retainer of $285,000
•	an annual retainer of $20,000, to each member of the Audit Committee
•	an annual retainer of $15,000, to each member of the Executive Compensation Committee
•	an annual retainer of $10,000, to each member of the Nominating and Corporate Governance Committee
•	an additional annual retainer of $25,000, to the Audit Committee Chairperson
•	an additional annual retainer of $25,000, to the Executive Compensation Committee Chairperson
•	an additional annual retainer of $10,000, to the Nominating and Corporate Governance Committee Chairperson
•	an annual retainer of $25,000, to the Independent Lead Director

In January 2026, the Executive Compensation Committee reviewed a summary of various compensation packages awarded to directors of the Company’s peer group compiled by Meridian Compensation Partners, LLC (Meridian). Based on this review, the Executive Compensation Committee recommended, and the Board of Directors approved, the same compensation as set forth above for the annual period beginning after our 2026 Annual Meeting. All such amounts may be paid in Company stock, cash, or any combination thereof at the election of each director.

Process for Reviewing and Setting Nonemployee Director Compensation

The Executive Compensation Committee reviews the adequacy and competitiveness of the nonemployee director compensation program annually and makes recommendations to the full Board for approval. Each year, the Committee directs its compensation consultant to provide an independent assessment of the Company’s nonemployee director compensation program. The consultant analyzes and compares the Company’s program against the same peer group used to benchmark executive officer compensation (see page 46 or further details about the peer group). The Committee targets total nonemployee director compensation levels to be competitive with the peer group. The Committee also considers total aggregate Board compensation and other factors when making recommendations to the Board for approval.

Executive Chairman of the Board

The Executive Chairman of the Board serves as an employed executive officer of the Company. Therefore, the Executive Chairman of the Board participates in all primary compensation components available to executive officers of the Company as discussed in our Compensation Discussion and Analysis section of this Proxy Statement. He does not receive any other compensation for his service on the Company’s Board of Directors.

J.B. Hunt Transport Services, Inc. Proxy Statement	25

Proposal 1

Election of Directors

Board of Director Compensation Paid in Calendar Year 2025

Board Member	Fees Paid in Cash ($)	Fees Paid in Stock ($)	Restricted Share or Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Brett Biggs	108,500	201,465	—	—	—	—		309,965
Francesca M. Edwardson	—	314,897	—	—	—	—		314,897
Sharilyn S. Gasaway	—	354,924	—	—	—	—		354,924
Persio Lisboa	—	314,897	—	—	—	—		314,897
Thad Hill	—	334,977	—	—	—	657	(1)	335,634
Bryan Hunt	285,000	—	—	—	—	—		285,000
Jim L. Robo	—	344,950	—	—	—	—		344,950

(1)

Includes $657 for personal use of the Company plane. On certain occasions, a Board member’s spouse, family member, or other guest may accompany the Board member on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed for federal income tax purposes as income to the Board member.

In 2025, each nonemployee member of the Board had the choice of receiving his or her annual base and any com-mittee-participation retainer fees in Company stock, cash, or any combination thereof. Company stock was paid based on the $132.98 closing market price on April 24, 2025. All directors except Mr. Biggs and Mr. Hunt elected to receive their full retainers in Company stock. Mr. Biggs elected to receive 65% of his retainer fees in stock, totaling 1,515 shares based on the aforementioned closing market price, while Mr. Hunt elected to receive his full annual re-tainer in cash. Ms. Edwardson, Ms. Gasaway, Mr. Hill, Mr. Lisboa, and Mr. Robo received 2,368 shares, 2,669 shares, 2,519 shares, 2,368 shares, and 2,594 shares, respectively, based on the aforementioned closing market price.

To more closely align his or her interests with those of the shareholders, each Board member is required to own three times his or her estimated annual compensation for service on the Board in Company stock within five years of his or her initial shareholder election to the Board. All Board members comply with this requirement or are within the applicable five-year accumulation period.

Nonemployee members of the Board did not participate in either a company-sponsored pension or deferred com-pensation plan in calendar year 2025.

26	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Officers of The Company

Jennifer R. Boattini, 53, joined the Company in 2006 as Director of Litigation and Contract Management and currently serves as Senior Vice President of Legal and Litigation and General Counsel. She also serves as the Company’s Corporate Secretary.

Kevin Bracy, 55, joined the Company in 1998 as a Financial Analyst and currently serves as Senior Vice President of Finance and Treasurer.

Brad Delco, 42, joined the Company in 2019 as Vice President of Finance and Investor Relations and currently serves as Chief Financial Officer and Executive Vice President. Prior to joining the Company, he worked with Stephens, Inc. in various corporate finance and equity research roles.

Darren Field, 55, joined the Company in 1994 as a Night Dispatcher and currently serves as President of Intermodal and Executive Vice President.

Spencer Frazier, 55, joined the Company in 1992 as a Management Trainee and currently serves as Executive Vice President of Sales and Marketing.

Wayne Garrison, 73, joined the Company in 1976, becoming our President in 1982 and Chief Executive Officer in 1985. He served as Chairman of the Board from 1995 to 2010 and currently serves as Honorary Founding Director.

Bradley Hicks, 53, joined the Company in 1996 as a Management Trainee and currently serves as President of Dedicated Contract Services and Executive Vice President.

Nicholas Hobbs, 63, joined the Company in 1984 as a Management Trainee and currently serves as Chief Operating Officer, President of Highway and Final Mile Services, and Executive Vice President.

David Keefauver, 53, joined the Company in 1995 as a Management Trainee and currently serves as Executive Vice President of People.

John Kuhlow, 55, joined the Company in 2006 as Assistant Corporate Controller and currently serves as Chief Accounting Officer. Prior to joining the Company, he was a Senior Audit Manager for KPMG LLP. Mr. Kuhlow is a Certified Public Accountant.

Stuart Scott, 59, joined the Company in 2016 as Chief Information Officer and Executive Vice President. Prior to joining the Company, he served as Chief Information Officer (CIO) at Tempur-Sealy International, CIO at Microsoft, and CIO for various General Electric businesses.

Kirk Thompson, 72, joined the Company in 1973 and served as President and Chief Executive Officer from 1987 through 2010 and as Chairman of the Board from 2010 to 2024. He currently serves as Honorary Founding Director.

Brian Webb, 57, joined the Company in 2002 as a Business Development Executive and currently serves as Executive Vice President of Final Mile Services.

Greer Woodruff, 63, joined the Company in 1987 as a Management Trainee and currently serves as Executive Vice President of Safety, Sustainability, and Maintenance.

J.B. Hunt Transport Services, Inc. Proxy Statement	27

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of February 17, 2026, by each of its current and nominated directors, the Named Executive Officers (the NEOs), and all executive officers and directors as a group. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Owner	Number of Shares Beneficially Owned Directly(1)	Number of Shares Beneficially Owned Indirectly(2)	Percent of Class (%)(3)
Brett Biggs	1,515	—	*
Brad Delco	8,184	—	*
Francesca M. Edwardson	31,570	—	*
Darren Field	17,537	—	*
Sharilyn S. Gasaway	32,578	265	*
Thad Hill	8,705	—	*
Nicholas Hobbs	117,421	168	*
Bryan Hunt	70,697	—	*
John Kuhlow	23,845	—	*
Persio Lisboa	5,962	—	*
John N. Roberts, III	343,061	—	*
James L. Robo	2,594	113,735	*
Shelley Simpson	104,544	50,455	*
All executive officers and directors as a group (23)	2,170,787	166,353	2.5

*Less than 1 percent

(1)	Includes shares owned by the director or executive officer that are:
(a)	held in a 401(k) or deferred compensation account
(b)	held in trusts for the benefit of an immediate family member for which the director or executive officer is the trustee
(c)	pledged shares and corresponding outstanding loan balances are as shown below:

	Pledged Shares	Outstanding Balance
John Kuhlow	2,665	—
John N. Roberts, III	217,028	$3,328,310
All executive officers and directors as a group	241,292	$4,621,310

Our share pledging policy is further discussed in the Stock Pledging section of the Compensation Discussion and Analysis on page 48.

(2)	Indirect beneficial ownership includes shares owned by the director or executive officer:
(a)	as beneficiary or trustee of a personal trust
(b)	by a spouse or as trustee or beneficiary of a spouse’s trust
(c)	held in trusts for the benefit of an immediate family member for which the director or executive officer’s spouse is the trustee
(d)	in a spouse’s retirement account

(3)	Calculated on the basis of 94,604,083 shares of common stock outstanding of the Company on February 17, 2026.

28	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our shareholders. We continually review and consider our corporate governance policies and practices, the Securities and Exchange Commission’s (SEC) corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded. Key corporate governance principles observed by the Board and Company include:

•	maintaining a Board composed of a majority of directors who satisfy the criteria for independence under the NASDAQ listing standards,
•	establishment of the position of Independent Lead Director,
•	utilization of independent director executive session meetings,
•	requiring that all committees of the Board be comprised solely of independent directors,
•	establishment of formal charters outlining the purpose, composition, and responsibility of each committee of the Board,
•	granting authority to all committees of the Board to retain outside, independent advisors and consultants as needed,
•	establishment of qualification guidelines for director nominees,
•	continual evaluation of current director performance and qualifications,
•	limitation and preapproval of director membership on other corporate boards,
•	maintaining Board diversity with respect to backgrounds, experience, expertise, knowledge, perspectives, gender, and ethnicity,
•	review of the Company’s plan for succession of management,
•	adoption of Corporate Governance Guidelines, including director attendance expectations, and
•	adoption of a formal Code of Ethical and Professional Standards applicable to all directors, officers, and employees of the Company.

You can access and print the Charters of our Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee (Corporate Governance Committee), as well as our Code of Ethical and Professional Standards for Directors, Officers and Employees, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation, or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Investor Relations” section of our website at jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

J.B. Hunt Transport Services, Inc. Proxy Statement	29

Corporate Governance

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate governance listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable, and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Brett Biggs, Francesca M. Edwardson, Sharilyn S. Gasaway, Thad Hill, Persio Lisboa, and James L. Robo are all independent. After due consideration, the Board has determined that none of these current or nominated nonemployee directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, shareholder, or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Risk Management and Oversight

As previously described in their biographies, current members and director nominees of our Board represent diverse backgrounds of business and academic experience. The Board, as a whole, performs general risk oversight of the Company; however, each committee of the Board administers various aspects of the risk oversight function, including with respect to certain specific risk areas. For example, the Audit Committee reviews with management and the internal auditor the Company’s risk management policies and processes and oversees the Company’s major financial risk exposures, cybersecurity risks, and any fraud risks. The Compensation Committee monitors and annually evaluates any risks with respect to the Company’s executive compensation arrangements. The Nominating and Corporate Governance Committee oversees the Company’s social and environmental risks. The Board believes that the current and nominated members each possess unique yet complementary experiences and backgrounds that create diverse points of view, opinions, personalities, and management styles that allow for the proper risk management and oversight of the Company.

Independent Lead Director

The Board has established the position of Independent Lead Director, to which James L. Robo was appointed. The Independent Lead Director directs the executive sessions of independent directors at the Board meetings at which the Executive Chairman is not present and has authority to call meetings of independent directors. The Independent Lead Director facilitates communication between the Executive Chairman, the CEO, and the independent directors, as appropriate, and performs such other functions as the Board directs.

Independent Director Meetings

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with discussion led by the Independent Lead Director.

30	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

Director Recommendations by Shareholders

In addition to recommendations from Board members, management, or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by shareholders who individually or as a group have beneficially owned at least 2% of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. For director candidate recommendations to be included in the annual proxy statement, shareholders must submit recommendations in writing by certified mail to the Company’s Corporate Secretary delivered not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Accordingly, for the 2027 Annual Meeting of Shareholders, director candidates must be submitted to the Company’s Corporate Secretary on or before November 11, 2026. Director candidates submitted by shareholders must contain at least the following information:

•	the name and address of the shareholder or group of shareholders making the recommendation (Recommending Shareholder),
•	the number of shares of the Company’s common stock beneficially owned by the Recommending Shareholder and the dates such shares were purchased,
•

if the Recommending Shareholder is not the registered holder of such shares, proof of beneficial ownership of such shares in compliance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended,

•	the name, age, business address, and residence of the recommended director candidate (Candidate),
•	the principal occupation or employment of the Candidate for the past five years,
•

a description of the Candidate’s qualifications to serve as a director, including financial expertise and why the Candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards,

•	the number of shares of the Company’s common stock beneficially owned by the Candidate, if any, and
•

a description of the arrangements or understandings between the Recommending Shareholder and the Candidate, if any, or any other person pursuant to which the Recommending Shareholder is making the recommendation.

In addition, the Recommending Shareholder and the Candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

•

the Candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s shareholders in accordance with applicable laws and the Company’s Articles of Incorporation and Bylaws,

•

the Candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rules, regulations, policies, or standards of conduct applicable to the Board and its individual members,

•

the Recommending Shareholder will maintain beneficial ownership of at least 2% of the Company’s issued and outstanding common stock through the date of the Annual Meeting for which the Candidate is being recommended for nomination and that, upon the Candidate’s nomination and election to the Board, the Recommending Shareholder intends to maintain such ownership throughout the Candidate’s term as director, and

•

the Recommending Shareholder and the Candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the Candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

J.B. Hunt Transport Services, Inc. Proxy Statement	31

Corporate Governance

For a complete list of the information that must be included in director recommendations submitted by shareholders, please see the “Directorship Guidelines and Selection Policy” on the “Corporate Governance” page of the “Investor Relations” section of our website at jbhunt.com. The Corporate Governance Committee will consider all Candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. In the event a Candidate of a Recommending Shareholder is subsequently nominated by the Corporate Governance Committee and the Board, included in the Company’s Proxy Statement, and does not receive at least 25% of the votes cast in the related election of Directors, the Candidate is prohibited from again serving as a Candidate for four years from the date of the annual meeting in question.

If a shareholder desires to nominate a director candidate for election at the Annual Meeting to be included in the Company’s proxy materials (using “proxy access”) but does not intend to recommend the candidate for consideration by the Corporate Governance Committee as part of the Board’s slate of director nominees, such shareholder must comply with the procedural and informational requirements described in Section 2.14 of the Company’s Bylaws. If a shareholder desires to nominate a director candidate for election at the Annual Meeting but does not intend to recommend the candidate for consideration by the Corporate Governance Committee as part of the Board’s slate of director nominees or to use the proxy access provisions to include the candidate in the Company’s proxy materials for the Annual Meeting, such shareholder must comply with the procedural and informational requirements described in Section 2.13 of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Corporate Secretary of the Company.

The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, shareholders, or professional search firms. Generally, director candidates should, at a minimum:

•	possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements,
•	have exemplary character and integrity and be willing to work constructively with others,
•	have sufficient time to devote to Board meetings and consultation on Board matters, and
•	be free from conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

•	the capacity and desire to represent the interests of the Company’s shareholders as a whole,
•	diverse backgrounds with respect to business experience, professional expertise and knowledge, individual perspectives, gender, and ethnicity that support Board dynamics and effectiveness,
•	leadership experience and sound business judgment,
•	accomplishments in their respective field, with superior credentials and recognition,
•	experience in skillful management or oversight of a publicly held company,

32	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

•	personal and professional reputation for industry, integrity, honesty, candor, fairness, and discretion,
•	willingness and ability to devote sufficient time and diligence towards the fulfillment of responsibilities,
•	free from any conflict of interest,
•	knowledge of the critical aspects of the Company’s business and operations, and
•	the ability to contribute to the mix of skills, core competencies, diversity, and qualifications of the Board through expertise in one or more of the following areas:
»	accounting and finance
»	mergers and acquisitions
»	business and management
»	law
»	academia
»	strategic planning
»	investor relations
»	executive leadership development
»	executive compensation
»	service as a senior officer of, or a trusted adviser to senior management of, a publicly held company.

The current and nominated members of the Board each possess the general skills, experience, attributes, and qualifications that make them a proper fit for the Company’s Board as described above. Specific strengths and qualities possessed by each member that make him or her eligible to serve on the Company’s Board include:

Brett Biggs – business and financial expertise in the retail industry and leadership experience in multinational public companies

Francesca M. Edwardson – business experience in the transportation industry, law, human resources, and corporate governance

Sharilyn S. Gasaway – accounting, finance, mergers and acquisitions, and regulatory experience

Thad Hill – financial expertise in capital markets and business experience managing a diverse and geographically dispersed workforce

Persio Lisboa – financial expertise and business experience leading a large global corporation in the transportation equipment industry

James L. Robo – financial expertise, leadership experience, and business experience related to equipment and the transportation industry

Mr. Hunt, Mr. Roberts, and Ms. Simpson, as nonindependent directors, have extensive work experience and history with the Company, which the Board believes is critical to its composition.

Overboarding

To further facilitate each director’s ability to effectively serve as a member of the Board, each director is limited to serving on no more than four boards of directors of publicly held companies in total, including that of the Company. In addition, a director is required to obtain Board approval prior to joining the board of another publicly held

J.B. Hunt Transport Services, Inc. Proxy Statement	33

Corporate Governance

company, which allows the Board to exercise its judgment regarding various considerations and potential conflicts of interest.

Board Diversity

As indicated by the criteria above, the Board prefers a mix of background and experience among its members. Furthermore, our current and nominated Board is diverse both in gender and ethnic representation, with over 40% of our nominated members reflecting female or minority demographics. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust yet mutually respectful deliberation that occurs at Board and Committee meetings.

Board Leadership Structure

The Company split the titles, roles, and responsibilities of the Executive Chairman of the Board and Chief Executive Officer in 1985. The Company and the Board believe that, while the duties may be performed by the same person without consequence to either Company operations or shareholders’ interest, separation of duties allows the Executive Chairman to focus more on active participation by the Board and oversight of management, while the Chief Executive Officer is better able to focus on day-to-day operations of the Company. In addition, the Board has the long-established position of Independent Lead Director. We believe having an Independent Lead Director further strengthens the Board’s independent decision-making by having a designated lead director to chair executive sessions of the independent directors, facilitate communication between the Executive Chairman, the CEO, and the independent directors, as appropriate, and serve as a general liaison between the independent directors and management.

Communications with the Board

Shareholders and other interested parties may communicate with the Board, Board Committees, or the independent or nonmanagement directors, each as a group or any director individually, by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient and author, state whether the author is a shareholder of the Company, and be forwarded to the following address via certified mail:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

The directors of the Company have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or that are substantially incomplete.

Board Meetings and Annual Meeting Attendance

The Board held six meetings during the 2025 calendar year. All current directors attended all of the Board meetings and committee meetings on which each served during 2025. All current Board members who were nominated for election in 2025 attended the 2025 Annual Meeting of Shareholders. The Company has adopted Corporate Governance Guidelines which stress the importance of attendance, director preparedness, and active and effective participation at Board and Board Committee meetings, as well as the Annual Meeting of Shareholders.

34	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

Board Committees

Standing committees of the Board include the Audit, Executive Compensation, Nominating and Corporate Governance committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal.

The following table summarizes the membership of the Board and each of its committees and the number of times each met during calendar year 2025:

Director	Audit	Executive Compensation	Corporate Governance
Brett Biggs		X	X
Francesca M. Edwardson	X		X
Sharilyn S. Gasaway	Chair	X	X
Thad Hill		Chair	X
Persio Lisboa	X		X
James L. Robo		X	Chair
Number of Meetings in 2025	8	5	3

On January 22, 2026, the Corporate Governance Committee recommended, and the Board approved, the same committee assignments as 2025 for 2026.

Honorary Founding Directors

The Board of Directors has established the position of Honorary Founding Director. Wayne Garrison and Kirk Thompson each transitioned to this position upon their retirement from the Board at our 2024 Annual Meeting. An Honorary Founding Director serves as an advisor to the Board and Executive Management in an employee capacity reporting to the Executive Chairman of the Board.

Upon invitation by the Board, an Honorary Founding Director may attend all meetings of the Board of Directors and its committees, excluding executive sessions, and will receive access to information and materials provided to the Board. Honorary Founding Directors are not entitled to vote on or consent to any action of the Board or be considered in determining whether a quorum of the Board is present. An Honorary Founding Director does not have any responsibilities of and is not deemed to be a member of the Board of Directors. Each Honorary Founding Director serves until his resignation or removal by a vote of the majority of the Board of Directors.

J.B. Hunt Transport Services, Inc. Proxy Statement	35

Corporate Governance

Audit Committee

Under the terms of its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal audit functions and risk management policies and practices, and the audit of the Company’s financial statements and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of the Company’s management, internal auditors, and the Company’s independent registered public accounting firm.

In fulfilling its duties, the Audit Committee, among other things, shall:

•	select, appoint, retain, terminate, compensate, and oversee the work of the independent registered public accounting firm serving as the Company’s independent auditors,
•	approve all audit engagement fees and terms and pre-approve, or establish procedures for pre-approval of, all services provided by the independent auditors or other registered public accounting firm,
•

select, appoint, retain, terminate, compensate, and oversee the work of any other registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review, or attest services for the Company,

•	review the qualifications, performance, independence, and objectivity of the independent auditors,
•

annually review the independent auditors’ report on its internal quality control procedures and any material issues raised by the most recent internal quality control review, peer review, or Public Company Accounting Oversight Board review or inspection,

•

review and discuss with the independent auditors their responsibilities, overall audit strategy, the scope and timing of the annual audit, any significant risks identified, and the results, including significant findings, of the audit,

•

review and discuss with the independent auditors all critical accounting policies and practices to be used in the audit, alternative treatments of financial information within generally accepted accounting principles, and other material written communications between auditors and management,

•	review, discuss with the independent auditors, and approve the functions of the Company’s internal audit department,
•

review and discuss with the independent auditors and management any audit problems or difficulties, significant disagreements with management, and management’s response to any such problems, difficulties or disagreements; and resolve any disagreements between the Company’s auditors and management,

•

review with management and the independent auditors any major issues regarding accounting principles and financial statement presentation, any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements,

•

review with management, the internal audit department, and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting and any fraud involving management or other employees with a significant role in such internal controls,

•

review and discuss with management and the independent auditors the Company’s disclosure relating to its internal controls over financial reporting and the independent auditors’ report on the effectiveness of the Company’s internal controls over financial reporting to be included in the Company’s annual report on Form 10-K,

•	review and discuss with the independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties,
•	review the scope and performance of the department’s internal audit plan and review and approve the hiring or dismissal of the internal audit manager,

36	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

•

review and discuss with management and the internal audit department the risks faced by the Company and the policies, guidelines, and processes by which management assesses and manages the Company’s risks,

•	review with management the Company’s cybersecurity and other information technology risks, controls, and procedures,
•

review with the General Counsel and outside legal counsel, where appropriate, any legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company’s financial statements,

•

review and discuss with the independent auditors and management the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC,

•	review and discuss earnings news releases with management and the independent auditors,
•	prepare, or oversee the preparation of, a report of the Committee to be included in the Company’s Proxy Statement,
•

establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters,

•	annually review and assess the adequacy of the Committee’s charter and recommend any proposed changes to the Board for approval,
•	annually conduct a self-evaluation of its performance, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that each member of the Audit Committee satisfies the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and SEC requirements. The Board has also determined that the majority of the members of the Audit Committee have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing, or evaluating financial statements, or actively supervising one or more persons engaged in such activities, and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing, or evaluation of financial statements. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below.

J.B. Hunt Transport Services, Inc. Proxy Statement	37

Corporate Governance

Executive Compensation Committee

The Executive Compensation Committee (the Compensation Committee) shall:

•

review and approve annually the Company’s stated compensation strategy, including the annual corporate goals and objectives of the Executive Chairman of the Board, the Chief Executive Officer, and the other executive officers,

•	determine and approve base salary compensation of the Company’s executive officers,
•

determine and approve annual equity-based awards for the Company’s officers, as defined under Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), with the exception of the Executive Chairman of the Board and the Chief Executive Officer,

•	evaluate and recommend to the independent members of the Board, for their approval, base salary and annual equity-based awards for the Executive Chairman of the Board and the Chief Executive Officer,
•	review annually and recommend to the Board the compensation for members of the Board,
•	review and approve the annual performance goals and objectives of the Company’s executive officers, including the Chief Executive Officer,
•	establish and certify the achievement of performance goals,
•	oversee the Company’s incentive compensation and equity-based compensation plans,
•	assess the adequacy and competitiveness of the Company’s executive and director compensation programs,
•	review and discuss with management the Compensation Discussion and Analysis and recommend whether such analysis should be included in the Proxy Statement filed with the SEC,
•	produce an Annual Report on executive compensation for inclusion in the Company’s Proxy Statement,
•

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company,

•	approve, disapprove, modify, or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers,
•	make recommendations to the Board regarding adoption of equity-based compensation plans,
•	administer, modify, or amend equity-based compensation plans,
•	review and recommend to the Board the frequency with which the Company will conduct Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve any proposals related thereto,
•	review annually whether the Company’s executive compensation arrangements could create any material risks to the Company and evaluate policies and practices that could mitigate any such risk,
•

determine stock ownership guidelines for the executive officers, recommend stock ownership guidelines for the Executive Chairman of the Board, the Chief Executive Officer, and members of the Board, and monitor compliance with such guidelines, and

•	otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

None of the individuals currently serving or nominated to serve on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all current and nominated members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

38	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

Nominating and Corporate

Governance Committee

The Nominating and Corporate Governance Committee (the Corporate Governance Committee) shall:

•	annually review the Company’s Corporate Governance Guidelines and policies,
•	assist the Board in identifying, screening, and recruiting qualified individuals to become Board members,
•	propose nominations for Board membership and committee membership,
•	assess the composition of the Board and its committees,
•	oversee the performance of the Board and committees thereof, and provide recommendations to the Board to enhance the Board’s effectiveness,
•	review the Company’s plan for succession of management,
•	monitor compliance with the Company’s corporate code of ethics for directors, executive officers, and employees and oversee its implementation and enforcement,
•	review the Company’s corporate code of ethics on an annual basis, or more frequently if appropriate, and recommend any changes as necessary to the Board,
•	oversee the Company’s strategies addressing environmental and social issues and risks,
•	oversee and monitor the Company’s policies, activities, and expenditures with respect to government lobbying and advocacy and political contributions,
•	approve and review pledges of the Company’s common stock by directors and officers in accordance with the Company’s Insider Trading Policy,
•	oversee and monitor the Company’s practices to promote inclusion and employee welfare with an annual update to the Board,
•	review any director resignation letter tendered in accordance with the Company’s director resignation policies, and evaluate and recommend to the Board whether such resignation should be accepted,
•	review and approve all related-party transactions (as required by law, NASDAQ rules, or SEC regulations),
•	annually conduct a self-evaluation of its performance, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all current and nominated members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

Code of Business Conduct and Ethics

The Board has adopted a Code of Ethical and Professional Standards for Directors, Officers, and Employees (the Code of Ethics) that applies to all of the Company’s directors, officers, and employees. The purpose and role of this Code of Ethics is to focus our directors, officers, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty, and accountability. As required by applicable law, the Company will post on the “Investor Relations” section of its website at jbhunt.com any amendments to or waivers of any provision of this Code of Ethics made for the benefit of executive officers or directors of the Company.

J.B. Hunt Transport Services, Inc. Proxy Statement	39

Corporate Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines and policies to assist it in exercising its responsibilities to the Company and its shareholders. These guidelines and policies address, among other items, director qualifications and responsibilities, Board Committees, and nonemployee director compensation.

Insider Trading Restrictions

The Company has adopted a written Insider Trading Policy that governs the purchase, sale, and other dispositions of its securities by its directors, officers, and covered employees. The Insider Trading Policy is designed to promote compliance with trading laws, rules, and regulations, as well as the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded. The policy may be accessed on the “Corporate Governance” page of the “Investor Relations” section of our website at jbhunt.com.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires each director, officer, and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, based solely on a review of such reports filed electronically with the SEC and written representations from the reporting persons that no other reports were required, all Section 16(a) filings were made in a timely manner, with the exception of the following: Eric McGee, former executive officer, had two late filings to report the sale and purchase of shares in his 401(k) account due to delayed plan notification; Brad Delco had one late filing to report his initial beneficial ownership of shares due to a delay in SEC approval of his Form ID application; and Spencer Frazier had fourteen dividend reinvestment acquisitions of shares in a personal brokerage account from 2022 through 2025 and a purchase of shares by his spouse during 2025, which were reported in 2026 and were reportable on six reports had they been timely filed.

Certain Relationships and Related-Party Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and preapproving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company. The Committee does not currently have any formal policy or procedures with respect to its review and approval of related-party transactions but considers each such transaction or proposed transaction on a case-by-case basis.

Bryan Hunt, one of our current directors, is the son of Johnelle Hunt, a principal shareholder of the Company.

During 2025, the Company earned $20.7 million in revenue for transportation services provided to its customer Simmons Foods, Inc. The brother of John N. Roberts, III, Executive Chairman of the Board, is employed by Simmons Foods, Inc. as a Senior Vice President—Marketing, Business Development & Sales Operations, Pet Food. Mr. Roberts was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

During 2025, the Company procured $141,678 in third-party purchased transportation services from Gulf Relay LLC. Jennifer R. Boattini’s brother is the Executive Vice President of Gulf Relay LLC. Ms. Boattini was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

40	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate Governance

Two sons-in-law of Kirk Thompson, Honorary Founding Director and former Chairman of the Board of the Company, were employed by the Company in calendar year 2025. The first earned $514,167 and the second earned $642,816 in 2025 compensation.

Compensation Committee Interlocks and Insider Participation

During the 2025 calendar year, none of the Company’s executive officers served on the board of directors or compensation committees of any entity whose directors or officers served on the Company’s Board or Compensation Committee. No current or past executive officers or employees of the Company served on the Compensation Committee.

J.B. Hunt Transport Services, Inc. Proxy Statement	41

Principal Shareholders of The Company

The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of February 17, 2026. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class(1)
Johnelle Hunt(2) 3333 Pinnacle Hills Parkway Rogers, AR 72756	18,326,528	19.4%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	10,048,462	10.6%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	6,597,065	7.0%

(1)	Calculated on the basis of 94,604,083 shares of common stock outstanding of the Company on February 17, 2026.
(2)	Based on the shareholder’s Form 5, filed with the SEC on January 21, 2026.
(3)

Based on the most recent SEC filing by The Vanguard Group on Schedule 13G/A, dated April 7, 2025. Of the total shares shown, the nature of the beneficial ownership is as follows: sole voting power, zero shares; shared voting power, 95,696 shares; sole dispositive power, 9,679,034 shares; and shared dispositive power, 369,428 shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(4)

Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A, dated January 29, 2024. Of the total shares shown, the nature of the beneficial ownership is as follows: sole voting power, 5,950,344 shares; shared voting power, zero shares; sole dispositive power, 6,597,065 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

42	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion & Analysis (CD&A) provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer, and certain other executive officers who were the most highly compensated in calendar year 2025. These individuals, referred to collectively as “named executive officers” or NEOs, are identified below:

•	Shelley Simpson – President and Chief Executive Officer
•	Brad Delco – Chief Financial Officer and Executive Vice President
•	John Kuhlow – Chief Accounting Officer; Chief Financial Officer and Executive Vice President for a portion of 2025
•	John N. Roberts, III – Executive Chairman of the Board
•	Nicholas Hobbs – Chief Operating Officer, President of Highway and Final Mile Services, and Executive Vice President
•	Darren Field – President of Intermodal and Executive Vice President

John Kuhlow transitioned from Chief Financial Officer and Executive Vice President to Chief Accounting Officer on September 1, 2025, at which time Brad Delco was promoted to Chief Financial Officer and Executive Vice President.

The Executive Compensation Committee (the Compensation Committee) operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Compensation Committee, among other things:

•	evaluates and recommends to the independent Board members, for their approval, the annual salaries and bonuses of the Executive Chairman of the Board and the Chief Executive Officer,
•	reviews and approves annual corporate goals and objectives of the Executive Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers,
•

recommends to the independent Board members, for their approval, equity-based compensation awards under the Company’s Management Incentive Plan (the MIP), as amended and restated, for the Executive Chairman of the Board and the Chief Executive Officer,

•	reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated, for the other Section 16 reporting officers,
•	establishes and certifies the achievement of performance goals under the Company’s incentive and performance-based compensation plans,
•	evaluates and recommends to the full Board, for their approval, annual compensation for the Company’s nonemployee directors,
•	reviews other Company executive compensation programs,
•	reviews and discusses the CD&A with management, and based on such review and discussion, recommends to the Board whether the CD&A should be included in the Proxy Statement,
•	reviews and approves the Compensation Committee report to the shareholders and the “say on pay” and “say on pay frequency” proposals to be included in the Proxy Statement, and
•	reviews and discusses whether the Company’s executive compensation arrangements could create any material risks to the Company.

J.B. Hunt Transport Services, Inc. Proxy Statement	43

Executive Compensation

The Executive Chairman of the Board recommends to the Compensation Committee the form and amount of compensation to be paid to the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to the other executive officers. Additionally, the Executive Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer regularly attend Compensation Committee meetings, except for executive sessions. Upon request, management has provided to the Compensation Committee historical and prospective breakdowns of primary compensation components for each executive officer, wealth accumulation analyses, and internal pay equity analyses, as described in more detail below.

At our 2025 Annual Meeting, the shareholders approved, on an advisory basis, the compensation of the named executive officers (94.6% of votes cast). The Compensation Committee believes this level of shareholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of the last advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2026 and has determined that these policies and decisions are appropriate and in the best interests of the Company and its shareholders at this time. Previously, at our 2023 Annual Meeting, the shareholders voted for approval of a frequency of holding advisory votes every year with respect to named executive officer compensation (98.2% of votes cast). Accordingly, an advisory vote on executive compensation has been included as Proposal Number Two within this Proxy Statement.

In 2025, the Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) to review the Company’s executive compensation policies and practices. Meridian was also directed to assist with the development of a comparable peer group for executive compensation purposes and to benchmark compensation levels for the NEOs. Meridian is retained by, and reports to, the Compensation Committee to provide compensation analyses and consultation at the Committee’s request, and Meridian participated in all of the regularly scheduled Compensation Committee meetings in 2025. The Committee has assessed the independence of Meridian pursuant to applicable SEC and NASDAQ rules and concluded that Meridian’s work for the Committee does not raise any conflict of interest.

Historically, the Compensation Committee meets during the first quarter to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers, to review and discuss the CD&A with management, and to approve its report for the Proxy Statement. These goals are approved within 90 days of the beginning of the year. In addition, during this and other regularly scheduled meetings throughout the year, the Compensation Committee meets to:

•	discuss any new compensation issues,
•	review base compensation, bonus, and MIP award analyses,
•	approve the engagement of the compensation consultant for annual executive and director compensation surveys,
•	review and discuss information provided by the compensation consultant and the recommendations made by the Executive Chairman of the Board and the Chief Executive Officer,
•	review the performance of the Company and the individual officers,
•	approve short-term cash bonus and long-term incentive awards, and
•	determine executive officers’ base salaries.

Management also advises the full Board, including the Compensation Committee members, throughout the year of any new issues and developments regarding executive compensation.

44	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Compensation Philosophy and Principles

The Compensation Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes that it competes for executive talent with a large number of companies, some of which have significantly larger market capitalizations and others of which are privately owned. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size and geographic location. The Company’s compensation program is structured to attract, retain, and develop executive talent with the ability to assume a broad span of responsibilities and successfully lead complex business units to market-leading positions in the industry. The Compensation Committee believes that the ability to attract, retain, and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Compensation Committee’s goal is to maintain compensation programs that are competitive within the transportation industry. Each year, the Compensation Committee reviews the executive compensation program with respect to external competitiveness and linkage between executive compensation and creation of shareholder value and determines what changes, if any, are appropriate.

The overall compensation philosophy of the Compensation Committee and management is guided by the following principles:

•

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

•

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

•

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•

Long-term incentive compensation, the Company’s Management Incentive Plan (the MIP), should be closely aligned with shareholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in this CD&A under the caption “Stock Ownership Guidelines.”

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity, and people, including:

•

setting, implementing, and communicating strategies, goals, and objectives to ensure that the Company grows revenue and earnings at rates that are comparable to or greater than those of our peers and that create value for our shareholders,

•	motivating and exhibiting leadership that aligns the interests of our employees with those of our shareholders,
•	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry,
•	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its shareholders, and
•	implementing a discipline of compliance and focusing on the highest standards of professional conduct.

J.B. Hunt Transport Services, Inc. Proxy Statement	45

Executive Compensation

Process of Setting Compensation

Benchmarking Against a Peer Group

The Compensation Committee engaged Meridian to perform a competitive market assessment for the NEOs to evaluate base salary, target annual incentives, target total cash compensation, long-term incentives, and total direct compensation prior to approving the NEO compensation levels and structure for 2025.

This assessment involved the use of a peer group, as noted below, consisting of 14 transportation and logistics companies in the national marketplace as well as companies of comparable size, complexity of operations, or similar customer base. These companies represent both business competition and the most relevant labor market for our executives.

C.H. Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Hub Group, Inc.	Knight-Swift Transportation Holdings, Inc.	Norfolk Southern Corporation
Old Dominion Freight Line, Inc.	Republic Services Inc.	Ryder System, Inc.
Schneider National, Inc.	Union Pacific Corporation	United Rentals, Inc.
Waste Management, Inc.	XPO, Inc.

For 2025, United Rentals, Inc. was added to the group because it was identified as being consistent with our peer group criteria. Stericycle, Inc. was removed from the group due to its acquisition by Waste Management, Inc. in November 2024.

Compensation Analysis Tools

In addition to the competitive compensation survey information for each officer that was compiled, the Compensation Committee also reviewed historical executive compensation. The Compensation Committee anticipates that pertinent compensation information will continue to be developed and enhanced to allow the Committee to perform the most relevant analyses practicable.

Our objective for total executive compensation is to target a competitive range around the 50th percentile of the peer group. We believe that a sizeable portion of overall compensation should be at risk and tied to shareholder value. Historically, our bonuses have been tied to operating income, earnings before taxes (EBT), revenue, earnings per share (EPS), or other identified performance metrics. As performance against these metrics increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company, and to align the executive’s interests with those of our shareholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salaries. The majority of long-term incentives for NEOs are performance-based. While certain components of compensation are directly tied to the Company’s reported financial performance, sufficient accounting and operational controls are in place and tested effectively to ensure that the Company’s compensation practices and policies, including those for nonexecutives, are not reasonably likely to have a material adverse effect on the Company.

Our Company has a 401(k) plan that assists participants in providing for retirement. The Company contributes to each NEO’s account per year based on the NEO’s voluntary contribution amount. The accumulated value in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement.

46	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Long-Term Compensation Analyses and Policies

With respect to long-term, equity-based awards, the Company maintains the MIP. The MIP was originally adopted and approved by the Board on March 17, 1989, and an amended and restated MIP was subsequently approved by the shareholders on May 11, 1995. The MIP has been amended and restated a number of times since its adoption, and all amendments requiring approval of the shareholders have been approved, with the last approval occurring at our Annual Meeting of Shareholders held in 2017. As of December 31, 2025, there were 44 million shares of common stock authorized for issuance under the MIP, of which approximately 3.1 million shares are available for future equity-based awards.

Performance-based restricted share units, time-vested restricted share units, and stock options of the Company may be granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees and are intended to attract and retain employees, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth of the Company through an equity interest in the Company.

The Company has adopted an equity grants policy regarding the process and procedures for granting equity-based awards, including determination of the grant date and exercise price and the timing of equity-based awards in relation to trading window restrictions and the disclosure of material nonpublic information. Consistent with this policy, recommendations of equity-based annual awards for our executive officers are presented to the Compensation Committee during its first-quarter meeting usually held in late January of each year following the announcement of the Company’s fourth quarter and annual financial and operating results. The Compensation Committee then approves the equity-based awards to the executive officers, other than the Executive Chairman of the Board and the Chief Executive Officer, and recommends the awards for the Executive Chairman of the Board and the Chief Executive Officer to the Company’s independent directors for their approval at the Board’s regular meeting usually held the following day, with all annual equity-based awards to the executive officers being effective upon the independent directors’ approval of the awards to the Executive Chairman and the Chief Executive Officer. Grants other than the annual awards are made on a limited basis such as in connection with the hiring or the promotion of an employee into a stock-eligible position. The Compensation Committee has in recent years utilized time-based and performance-based restricted share units for all grants of equity-based awards to our executive officers and employees. The Company does not currently have any outstanding stock option or similar awards.

The equity grants policy prohibits the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In the event that material, nonpublic information becomes known to the Compensation Committee, the Company, or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Compensation Committee will take the existence of such information under advisement and determine, after considering relevant factors, whether to delay the grant of such equity-based compensation to a later date to avoid the appearance of any impropriety.

Deductibility of Compensation and Other Regulatory Considerations

Section 162(m) of the Internal Revenue Code, as amended (the Code), places a limit of $1 million on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers whose compensation is required to be disclosed in the Company’s annual Proxy Statement (the Covered Employees).

In reviewing the effectiveness of the Company’s compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally,

J.B. Hunt Transport Services, Inc. Proxy Statement	47

Executive Compensation

the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee generally does not limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy with regard to the deductibility of executive compensation.

In 2025, the following compensation paid was not deductible by the Company:

Shelley Simpson	$2,164,943
Brad Delco	832,405
John Kuhlow	501,131
John N. Roberts, III	3,169,639
Nicholas Hobbs	875,866
Darren Field	1,332,307

Derivative Trading, Hedging, and Trading Plans

The Company has a policy that prohibits directors, officers, and other covered employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock, such as option contracts, straddles, collars, hedges, and writing puts or calls. In addition, the Company’s policy requires that directors, officers, and other covered employees must inform the Office of the Chief Financial Officer before buying or selling any beneficially owned common stock of the Company or entering into a trading plan under the SEC’s Rule 10b5-1.

Stock Pledging

In 2022, the Company adopted a formal policy regarding the pledging of shares by our directors and officers. Under this policy, directors and officers are prohibited from holding shares of Company stock in a margin account but may pledge Company stock as collateral for a loan (but not margin debt), provided that:

•

His or her ownership of Company stock, excluding any shares pledged or proposed to be pledged, meets and continues to meet the Company’s stock ownership guidelines applicable to the pledging director or officer during the period in which such shares are pledged as security, and

•

The amount of the financial obligation secured by the pledged shares is disclosed in the Company’s proxy statement for its next annual meeting of shareholders and in each succeeding annual proxy statement while the shares are pledged. See “Security Ownership of Management” on page 28 of this Proxy Statement.

If a director or officer wishes to execute any new pledge of shares, or pledge of additional shares, of Company stock as collateral for a loan, a request for approval must be submitted to the Corporate Governance Committee at least three weeks prior to the proposed pledge. However, approval by the Corporate Governance Committee is not required for any shares pledged prior to January 20, 2022, or future pledges made upon a renewal of a financial obligation secured by shares that were pledged prior to January 20, 2022, or previously approved by the Corporate Governance Committee, unless additional shares are proposed to be pledged in connection with such renewal. The Corporate Governance Committee will annually review any pledges of the Company’s common stock by directors and officers to assess whether the conditions described above continue to be met and whether such pledges pose any unnecessary risks to the Company.

48	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Stock Ownership Guidelines

To motivate the Company’s officers and senior management to emulate its shareholders, the Company expects its management to own Company stock at levels described in the table shown below within five to eight years of accepting the relevant position.

Stock ownership is defined as stock owned:

•	directly or indirectly, and/or
•	through the Company’s 401(k) Employee Retirement Plan.

Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Executive Vice Presidents	3.5 times
Senior Vice Presidents	2.75 times
Vice Presidents	2.5 times

The Compensation Committee has determined that all of the Company’s officers and members of senior management covered by these guidelines had met their ownership goals or were within the permitted period of time to meet such goals as of December 31, 2025.

J.B. Hunt Transport Services, Inc. Proxy Statement	49

Executive Compensation

Stock Retention Policy

In addition to the stock ownership guidelines indicated above, the Company expects all shares obtained by an NEO from the vesting or exercise of restricted share units and stock options to be retained until the established ownership levels have been achieved. The Company does not have any other stock retention policy.

Recovery of Awards

The Company has a written policy for the recovery of erroneously awarded incentive-based compensation, in accordance with the NASDAQ and SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the policy, in the event the Company is required to prepare a restatement of its financial statements due to its material noncompliance with any financial reporting requirement under the securities laws, the Company will recoup any incentive-based compensation paid to the Company’s executive officers that exceeds the amount that would have been paid had such compensation amount been determined based on the restated financial statement. A copy of the policy is included as an exhibit to the Company’s Annual Report on Form 10-K. In 2025, the Company was not required to complete a restatement that required recovery of incentive-based compensation, and there was no outstanding balance of excess incentive-based compensation related to any prior restatement. With regard to equity-based awards, the MIP gives the Company broad discretion to reduce, cancel, seek to forfeit, or recoup any Plan participant’s awards upon the breach of any agreement with or obligation to the Company, violation of any Company policy or procedure, or engagement in conduct that is otherwise detrimental to the business or reputation of the Company. Since becoming a public company in 1983, the Company has had no illegal actions by its officers or restatements of financial information.

Summary

The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between:

•	base salary and incentive compensation,
•	short-term and long-term compensation, and
•	cash and noncash compensation.

Each is determined and measured by:

•	competitive compensation data,
•	financial, operational, and strategic goals,
•	long-term and short-term performance of the Company compared with its peer group, and
•	individual contribution to the success of the Company.

The Committee also reviewed its compensation strategy in general and specific components of total direct compensation and determined that none of the Company’s compensation programs, individually or as a whole, would create risks that are reasonably likely to have a material adverse effect on the Company. The Committee presented its review and conclusion to the entire Board.

50	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

2025 Compensation

Elements of Compensation

The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive awards, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental, and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executive officers and other key employees as described in more detail on page 58 under the section titled “Other Perquisites.”

Total direct compensation for executive officers, including the NEOs, consists of one or more of the following components:

•	base salary,
•	annual performance-based incentive cash bonus awards,
•	long-term incentive/equity-based compensation,
•	health and welfare benefits, and
•	other benefits.

The table below provides a summary of the description and purpose of each component of our incentive compensation to our NEOs for 2025.

Incentive Compensation Component	Description	Purpose
Company Bonus Plan (Cash)	Annual bonus plan based on operating income, revenue, and safety with bonus payouts calculated as a percentage of base salary	To encourage individuals with greater roles and the abilities to directly impact strategic direction and long-term results
Performance-Based Units – Relative ROIC (Equity)

Awards of restricted share units that are contingent on the Company’s attainment of a targeted three-year return on invested capital (ROIC) relative to the ROIC consistently calculated for the same reporting periods for companies included in an independent peer group and subsequently decreased or increased based on targeted Company operating income compound annual growth rates

To encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as to focus on long-term career orientation

Time-Based Units (Equity)	Awards of restricted share units that vest in annual installments over a three-year period

The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. In determining annual compensation, the Compensation Committee reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to those of the Company’s competitors and peer group.

In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Compensation Committee generally considers several factors. Among these factors are:

•	market information with respect to cash and long-term compensation for its peer group,
•	amounts paid to the executive officer in prior years as salary,

J.B. Hunt Transport Services, Inc. Proxy Statement	51

Executive Compensation

•	annual bonus and other compensation,
•	the officer’s responsibilities and performance during the calendar year, and
•	the Company’s overall performance during prior calendar years and its future objectives and challenges.

Cash compensation for our NEOs varies as the operating income, revenue, and safety performance of the Company changes, due to the nature of our bonus plan described below. Grants of performance-based restricted share units are typically made annually.

It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plan, which is directly tied to operating income growth, revenue growth, and safety performance, and the issuance of performance-based restricted share units. Equity-based awards from the MIP vest over a time period usually from three to ten years. These awards are subject to forfeiture if the employee leaves the Company. Furthermore, the future vesting of performance-based equity awards is contingent on the Company’s attainment of predetermined performance metrics established by the Committee. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performances of the NEOs. The Compensation Committee considers actual results against pre-established goals and also bases its compensation decisions for the NEOs on:

•	leadership,
•	the execution of business plans,
•	strategic results,
•	operating results,
•	growth in operating income or other identified metrics,
•	size and complexity of the business,
•	experience,
•	strengthening of competitive position,
•	analysis of competitive compensation practices, and
•	assessment of the Company’s performance.

Where possible, the above criteria were compared with the peer group selected as well as the Chief Executive Officer’s input for her direct reports and the Executive Chairman of the Board’s input for the Chief Executive Officer.

Base Salary

The Compensation Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention, and relative salaries of the peer group members. The Compensation Committee generally approves annual increases in base salaries but may elect not to increase an executive officer’s annual salary and has so elected in prior years. If warranted, the Compensation Committee may approve other increases in base salary where an executive officer takes on added responsibilities or is promoted.

52	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

In January 2025 and 2026, the Compensation Committee reviewed each NEO’s base salary and the independent Board members reviewed the Chief Executive Officer’s and the Executive Chairman of the Board’s base salaries. After applying the aforementioned guidelines, the independent Board members approved the salary increases listed below for Shelley Simpson and John N. Roberts, III, and the Compensation Committee approved the salary increases listed below for the remaining NEOs.

	2024 Salary ($)	2025 Salary ($)	Increase / (Decrease) For 2025 (%)	2026 Salary ($)	Increase / (Decrease) For 2026 (%)
Shelley Simpson	900,000	929,000	3.2	958,000	3.1
Brad Delco (1)	239,200	525,000	100.2	525,000	0.0
John Kuhlow (1)	541,800	559,000	3.2	559,000	0.0
John N. Roberts, III	826,400	661,120	(20.0)	595,008	(10.0)
Nicholas Hobbs	700,000	722,400	3.2	745,000	3.1
Darren Field	595,000	614,000	3.2	633,000	3.1

(1)

Mr. Delco was promoted to Chief Financial Officer and Executive Vice President on September 1, 2025, following Mr. Kuhlow’s transition from Chief Financial Officer and Executive Vice President to Chief Accounting Officer on the same date. Mr. Delco’s 2025 salary reflected above is his salary effective September 1, 2025.

Annual Bonus Award

Historically, the Company maintained a bonus plan fully tied to operating income. On January 23, 2025, the Compensation Committee approved and adopted a modified performance-based annual cash incentive program for our NEOs related to the Company’s operating income, revenue, excluding fuel surcharge revenue, and safety performance (company bonus plan). Under the company bonus plan, each of our NEOs was eligible to receive a single cash bonus payout following the completion of calendar year 2025 based 70% on the Company’s reported operating income for 2025 and 15% each on the Company’s reported revenue, excluding fuel surcharge revenue, for 2025 and preventable collisions, which we determine are reportable to the U.S. Department of Transportation, per million miles driven for 2025, with actual performance being measured relative to the Company’s respective targeted or projected amounts for each metric.

When management presents its budget for the year, the Compensation Committee establishes a matrix of reported results for each metric with corresponding bonus payout levels. The forecasted revenue and earnings results are based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize shareholder return. The forecasted safety performance metrics are based on past performance and implementation and continuation of various safety measures. Once presented to the Board, the financial budget and bonus plan matrices remain fixed, though management continually reforecasts expectations based on actual results and on changing facts and assumptions. Changes in uncontrollable factors such as general economic conditions, railroad or port authority service issues, or rapidly fluctuating fuel costs can have a significant impact on the Company’s actual financial results. Therefore, as the Company performs against the original budget, the executives’ bonus performs against the pre-established matrices.

Annual Bonus Payout

The Compensation Committee approves target bonus opportunities for each NEO, with specific amounts set for achievement of threshold, target, and maximum performance levels. For 2025, the Executive Chairman of the Board and the Chief Executive Officer were each eligible to earn a bonus payout ranging from 37.5% to 300% of his or her annual base salary as of December 31, 2025, if a threshold performance level was achieved with respect to each metric, with a targeted bonus amount of 150% of annual base salary. Each other NEO was eligible to earn a bonus payout ranging from 25.1% to 200% of his annual base salary as of December 31, 2025, if a threshold performance

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Executive Compensation

level was achieved with respect to each metric, with a targeted bonus amount of 100% of annual base salary. The actual bonus payouts were based on the Company’s achievement of a range of operating income, revenue, excluding fuel surcharge revenue, and preventable collisions rate results for calendar year 2025 of 85% to 115% of the targeted or projected amounts for each metric. No bonus was paid unless the Company achieved actual results of at least the threshold performance level for at least one metric, with each metric being weighted in determining the payment calculation as described above and the preventable collisions rate being measured inversely to reflect safety performance. The actual bonus payouts were determined using straight-line interpolation of the actual results achieved between the threshold and maximum performance targets relative to the corresponding range of payout percentages for each metric. For purposes of the plan, operating income, revenue and preventable collision rate results could be adjusted to disregard or exclude the impact of any cash bonus or stock compensation expense, any unusual or infrequently occurring items or events, and the effects of changes in applicable laws or accounting principles, as the Committee deemed appropriate.

The 2025 annual bonus payout targets compared with actual reported operating income, revenue (excluding fuel surcharge revenue), and safety performance and actual payout percentages were as follows:

	Performance Level				Bonus Payout % of Salary

Period	Min.	Target	Max.	Reported	Min.	Target	Max.	Actual
Annual (Chairman & CEO)
Operating Income ($)(1)	811	954	1,097	865	26.3	105.0	210.0	55.8
Revenue Excluding Fuel Surcharges ($)(1)	9,656	11,360	13,064	10,523	5.6	22.5	45.0	14.1
Safety (2)	0.30	0.260	0.220	0.191	5.6	22.5	45.0	45.0
Total					37.5	150.0	300.0	114.9

Annual (All Other NEOs)
Operating Income ($)(1)	811	954	1,097	865	17.5	70.0	140.0	37.2
Revenue Excluding Fuel Surcharges ($)(1)	9,656	11,360	13,064	10,523	3.8	15.0	30.0	9.4
Safety (2)	0.300	0.260	0.220	0.191	3.8	15.0	30.0	30.0
Total (3)					25.1	100.0	200.0	76.6

(1)	In millions
(2)	Preventable DOT-reportable collisions per million miles driven for calendar year 2025
(3)

Mr. Delco’s 2025 bonus payout was prorated for the portion of the year in which he served as Chief Financial Officer. His bonus amount attributable to the first eight months of 2025 was earned under the 2025 company bonus plan for senior vice presidents and based on his salary in effect immediately prior to his promotion.

Actual earned bonus amounts for each NEO under the company bonus plan were as follows:

Total Annual ($)
Shelley Simpson	1,067,421
Brad Delco	204,308
John Kuhlow	428,194
John N. Roberts, III	759,627
Nicholas Hobbs	553,358
Darren Field	470,324

54	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Long-Term, Equity-Based Award

Each executive is eligible to receive a long-term incentive award of a combination of performance-based and time-based restricted share units. Restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation, and strong alignment with shareholders’ interests. The restricted share units are awarded and settled from shares reserved for issuance under the MIP. The Compensation Committee approves or adjusts the award based on the above criteria for all NEOs. The awards for the Company’s Executive Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent Board members. The Compensation Committee believes that restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Restricted share units are used as long-term incentives because they are less dilutive to shares outstanding and to profits. Restricted share units generally vest over a time period ranging from three to ten years.

For 2025, the Compensation Committee modified the percentage distribution of the restricted share unit awards granted to the NEOs. Sixty percent of the restricted share units within annual awards granted to NEOs are performance-based restricted share units based on return on invested capital (ROIC). For these grants, the total performance-based portion of the annual award is contingent on the Company’s attainment of a targeted three-year ROIC relative to the ROIC consistently calculated for the same reporting periods for each company included in an additional independent peer group of 13 transportation and logistics companies in the national marketplace. In January 2026, the Compensation Committee reduced the existing peer group applicable to these awards by removing Old Dominion Freight Line, Inc. due to differences in its business model, so the peer group is better aligned with the Company’s operations. Additionally, the Compensation Committee determined this change to the ROIC peer group will apply to all unvested restricted share units subject to the ROIC peer group performance criteria. The updated independent peer group of 12 transportation and logistics companies is as follows:

C.H. Robinson Worldwide, Inc.	CSX Corporation	Forward Air Corporation
Hub Group, Inc.	Knight-Swift Transportation Holdings, Inc.	Landstar System, Inc.
Norfolk Southern Corporation	Ryder System, Inc.	RXO, Inc.
Schneider National, Inc.	Union Pacific Corporation	Werner Enterprises, Inc.

Depending on which level of ROIC is obtained, the initial award vesting amount can range from 0% to 200% of the original units granted. This amount is then decreased or increased by up to 20% based on the Company’s attainment of a predetermined matrix of future operating income compound annual growth rates, resulting in the ultimate award vesting amount ranging from 0% to 240% of the original units granted. These ROIC-based awards contain single cliff vesting at the end of their three-year vesting terms, and consistent with prior grants, all performance criteria used within the awards were established by the Compensation Committee. The remaining 40% of the restricted share units awarded are time-based and vest in annual installments over their three-year vesting terms, with 40% of the time-based units vesting after the end of each of the first two years and 20% after the end of the third year. The Committee also began a transition of the vesting of subsequent time-based restricted share units granted to the NEOs over the next two grant cycles such that the time-based awards granted in 2026 will vest over the three-year vesting period in annual installments of 40%, 30%, and 30%, respectively, and the time-based awards granted in 2027 and beyond will vest in three equal annual installments of one-third each.

This structure for the Company’s long-term incentive compensation was adopted by the Compensation Committee based on discussion and analysis of the Company’s business strategy and operating performance objectives, the effectiveness of the current long-term incentive compensation structure since its implementation in 2020, and the compensation practices of peer companies, including the consideration of information and input provided by management and Meridian. The Committee views these revisions to the equity award structure as a furtherance of the long-term incentive compensation strategy the Committee initiated in 2020 when the awards based on

J.B. Hunt Transport Services, Inc. Proxy Statement	55

Executive Compensation

the Company’s relative ROIC performance over a three-year period were first introduced as a component of the Company’s performance-based equity program. The Committee believes that the expansion of the ROIC-based portion of the program, with a modifier tied to operating income growth, along with the elimination of operating income and EBITDA as singular performance measures, better aligns with the Company’s strategic emphasis on long-term growth and returns while continuing to effectively promote strong annual operating performance. The percentage of restricted share units subject to three-year cliff vesting at 60% of the total annual equity-based award further enhances the awards’ long-term performance incentive nature, with an appropriate balance of retention incentive through the 40% time-based portion that vests in annual installments over a similar three-year period. Finally, the Committee adopted the schedule of unequal annual vesting installments for the time-based awards for 2025 and 2026 to facilitate management’s transition to the increased cliff-based vesting structure culminating in an equal annual installment vesting schedule for the time-based awards beginning in 2027.

The Compensation Committee believes that restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to shareholders. NEOs realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

In determining the number of restricted share units granted to each NEO, the Compensation Committee reviewed peer market data provided by Meridian and a detailed analysis of each NEO’s vested and unvested stock holdings. In considering unvested stock holdings, the Committee reviewed a forecast of the timing of potential future restricted stock unit vesting for each NEO over the next ten years.

The Compensation Committee subjectively considered the following objectives (without any particular weighting) when determining the form and amount of restricted share units granted to NEOs in 2025:

•	align NEOs’ long-term interests with those of the Company’s shareholders,
•	strengthen retention hooks for NEOs over the long term,
•	ensure competitiveness of NEOs’ total compensation opportunity through an emphasis on performance-based long-term stock compensation,
•	reinforce share holdings of NEOs,
•	align NEOs’ compensation with the Company’s long-term leadership succession planning initiatives, and
•	bolster the continuity of the entire management team through an upcoming period of critical strategic goals and milestones for the Company.

The Compensation Committee and/or independent directors approved the following restricted share unit grants, (performance-based restricted stock units are presented at target performance levels):

Annual ROIC Performance-Based Units (#)		Annual Time-Based Units (#)	Promotional ROIC Performance-Based Units (#)	Promotional Time- Based Units (#)	Total Fair Value ($)
Shelley Simpson	25,074	16,716			6,927,529
Brad Delco		1,145	6,000	10,897	2,574,818
John Kuhlow	8,239	5,493			2,276,354
John N. Roberts, III	18,925	12,616			5,228,552
Nicholas Hobbs	10,774	7,182			2,976,566
Darren Field	9,893	6,595			2,733,216

56	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

The fair value of all annual awards was based on a 2.65% discount from the Company’s closing stock price of $170.28 on January 23, 2025. Mr. Delco’s promotional awards were based on a 2.65% discount from the Company’s closing stock price of $144.99 on September 1, 2025. The discount represents the present values of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that these discounts are appropriate to value the restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

The 2025 NEO time-based awards shown on the previous page vest in annual increments over time periods ranging from three to eight years, beginning January 31, 2026 and September 1, 2031, with the exception of the 1,145 unit time-based award received by Mr. Delco prior to his promotion to Chief Financial Officer and Executive Vice President. Performance-based units shown on the previous page cliff vest on March 31, 2028, subject to the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee.

In 2022, the Compensation Committee granted to the named executive officers three-year cliff vesting awards based on both ROIC and earnings before interest, taxes, depreciation, and amortization (EBITDA). The Compensation Committee certified in March 2025 that the Company achieved an EBITDA compound annual growth rate of -0.2% and ROIC relative to the peer group at the 75th percentile for the three-year performance period ended December 31, 2024. These compared to a targeted EBITDA compound annual growth rate range of 9.1-14.1% and a targeted ROIC range relative to the peer group at the 50th-100th percentile. As a result, the EBITDA portion of the 2022 awards were forfeited due to nonachievement of the required minimum performance goal and the ROIC portion of the awards vested at the 150% level on March 31, 2025. The annual installment of the previously granted operating income-based awards either vested on January 31, 2025, or were forfeited due to nonachievement of the required minimum performance goal based on the Company’s 2024 operating income of $831 million.

Deferred Compensation

The Company administers a Deferred Compensation Plan for certain of its officers. The employee participant may elect on an annual basis to defer part of his or her salary and/or annual bonus awards. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan, and participants are not permitted to defer shares of Company stock.

Health and Welfare Benefits

The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a nondiscriminatory basis. The Company matches certain employee contributions to the 401(k) plan. The Company provides no postretirement medical or supplemental retirement benefits to its employees.

The Company also provides vacation, sick leave, and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

The Company may provide executive officers a taxable allowance of up to $5,000 per calendar year for an annual physical and ordinary and necessary travel, meals, and lodging in connection with the physical. Alternatively, the Company may offer executive officers the opportunity to participate, on a voluntary basis, in an executive health program where the Company will pay the costs, up to $5,000 annually, related to a comprehensive health assessment to address the executive’s overall medical needs and assess health risks. This benefit is available only for actual expenses up to $5,000 incurred by the executive officer during the calendar year in which the benefit is provided.

J.B. Hunt Transport Services, Inc. Proxy Statement	57

Executive Compensation

Personal Benefits

The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft

The Company actively participates in shared ownership of aircraft services with NetJets. With the approval of the Chief Executive Officer, the NEOs and other management employees use Company aircraft services for business purposes. Personal use of Company aircraft services is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations. Also, at the discretion of NetJets, the personal account of an executive officer could be linked to the Company’s direct NetJets agreement to allow the individual to receive a discounted monthly management fee, at no incremental cost to the Company.

Other Perquisites

The Company provides executive officers a taxable allowance of up to $15,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning, and tax return preparation. This benefit is based on the actual cost of the services. The Company also provides country club and airline/rental car club memberships to certain of its executive officers. These memberships are valued based on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company also offers executive officers security services, available for primary and secondary residences, in the form of home security systems, monitoring services, or security consulting, the benefit of which is also based on the actual third-party cost or actual time spent and employment cost incurred. Each executive officer is also assigned an administrative assistant who, from time to time, may provide administrative support for personal matters of the executive officer, the benefit of which is based on the actual time spent and employment cost incurred. In addition, as with other members of senior management, executive officers may utilize tickets to entertainment or social events provided to the Company in connection with a corporate sponsorship or charitable contribution, at no incremental cost to the Company.

Severance Agreements

The Company does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is not a merger, reorganization, or consolidation, when the persons who constitute the Company’s incumbent Board of Directors cease to constitute a majority of the Board, or upon the consummation of a merger, reorganization, consolidation, or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

58	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Summary Compensation

The following table summarizes the total compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2025, for services rendered to the Company. These officers are referred to as the NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shelley Simpson President and CEO	2025	961,385	6,927,529	—	1,067,421	—	48,036	9,004,371
	2024	857,323	10,406,600	—	—	—	52,804	11,316,727
	2023	791,346	3,894,298	—	—	—	27,868	4,713,512
Brad Delco (3) CFO and EVP	2025	347,539	2,574,818	—	204,308	—	8,420	3,135,085
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
John Kuhlow (3) CFO, CAO, and EVP (partial year); CAO	2025	578,515	2,276,354	—	428,194	—	21,924	3,304,987
	2024	539,862	2,010,797	—	—	—	23,872	2,574,531
	2023	519,231	1,947,059	—	—	—	30,352	2,496,642
John N. Roberts, III Executive Chairman	2025	705,619	5,228,552	—	759,627	—	49,937	6,743,735
	2024	933,839	7,462,218	—	—	—	57,552	8,453,609
	2023	997,692	7,204,478	—	—	—	54,163	8,256,333
Nicholas Hobb COO, President of Highway and Final Mile Services and EVP	2025	747,600	2,976,566	—	553,358	—	27,184	4,304,708
	2024	697,115	2,440,394	—	—	—	26,843	3,164,352
	2023	669,231	2,336,471	—	—	—	31,447	3,037,149
Darren Field President of Intermodal, and EVP Intermodal, and EVP	2025	635,423	2,733,216	—	470,324	—	32,394	3,871,357
	2024	592,692	2,416,077	—	—	—	31,335	3,040,104
	2023	569,231	2,336,471	—	—	—	19,221	2,924,923

(1)

Non-equity incentive plan compensation (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into the deferred compensation plan and/or into the Company’s 401(k) plan. All non-equity awards are reported in the year in which they are earned.

(2)

Amounts reflect grant date fair value of each individual’s specific award, which will be earned over the vesting period (three to eight years) and, where applicable, subject to the achievement of ROIC performance goals established by the Compensation Committee at the time of grant. No stock options were granted during 2025, 2024, and 2023.

(3)

John Kuhlow transitioned from Chief Financial Officer and Executive Vice President to Chief Accounting Officer on September 1, 2025, at which time Brad Delco was promoted to Chief Financial Officer and Executive Vice President. Mr. Delco was not an NEO prior to 2025.

J.B. Hunt Transport Services, Inc. Proxy Statement	59

Executive Compensation

Components of Perquisites for Calendar Year 2025

Name	Perquisites and Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Shelley Simpson	37,536	10,500	48,036
Brad Delco	2,840	5,580	8,420
John Kuhlow	11,424	10,500	21,924
John N. Roberts, III	39,437	10,500	49,937
Nicholas Hobbs	16,684	10,500	27,184
Darren Field	23,184	9,210	32,394

Components of All Other Compensation for Calendar Year 2025

Name	Personal Administrative Support ($)	Security Services ($)	Personal Use of Company Plane ($)(1)	Legal and Accounting Fees ($)	Club Dues ($)	Medical/ Physical ($)	Total Perquisites and Other Personal Benefits ($)
Shelley Simpson	—	8,331	4,568	10,973	10,651	3,013	37,536
Brad Delco	—	2,090	—	750	—	—	2,840
John Kuhlow	—	3,817	—	1,900	3,285	2,422	11,424
John N. Roberts, III	5,122	2,196	—	15,000	17,119	—	39,437
Nicholas Hobbs	—	3,958	—	2,075	10,651	—	16,684
Darren Field	—	9,193	2,389	475	11,127	—	23,184

(1)

The value of personal aircraft usage reported above is based on the Company’s actual invoiced amount from NetJets for the variable costs incurred on each trip. Since the Company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as depreciation and management fees. In addition to the above, on certain occasions, an executive’s spouse, family member, or other guest may accompany the executive on a flight. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed for federal income tax purposes as income to the NEO. Shelley Simpson and Darren Field had such imputed income in 2025. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level rates, which are determined by the U.S. Department of Transportation. Also, throughout 2025, Mr. Roberts maintained a personal account with NetJets that was linked to the Company’s direct NetJets agreement and allowed Mr. Roberts to receive a discounted monthly management fee, at no incremental cost to the Company.

60	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Grants of Plan-Based Awards for 2025

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2025. The Company’s non-equity incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set. Equity-based awards are subject to vesting periods ranging from three to eight years, as further described on page 55 under “Long-Term, Equity-Based Award.”

The MIP is a plan consisting of equity-based awards only. The number of performance-based or time-based restricted share units awarded is measured based on the executive’s level of responsibility and other matters described on page 55 under “Long-Term, Equity-Based Award.” Dividends are not paid on unvested awards of performance-based or time-vested restricted share units.

In 2025, NEOs were eligible to earn a cash bonus under the non-equity incentive award plan based on the Company’s operating income, revenue (excluding fuel surcharge revenue), and safety performance for the calendar year. Please refer to page 53 under “Annual Bonus Award” for further detail.

		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	All Other Option Awards

Name/ Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Shelley Simpson
CBP		348,375	1,393,500	2,787,000	—	—	—	—	—	—	—
ROIC	1/23/25	—	—	—	10,030	25,074	60,178	—	—	—	4,156,517
TIME	1/23/25	—	—	—	—	—	—	16,716	—	—	2,771,012
Brad Delco
CBP		77,094	257,923	515,845	—	—	—	—	—	—	—
PRE NEO	1/23/25	—	—	—	—	—	—	1,145	—	—	189,807
PROMO/R	9/1/25	—	—	—	2,400	6,000	14,400	—	—	—	846,900
PROMO/T	9/1/25	—	—	—	—	—	—	10,897	—	—	1,538,111
John Kuhlow
CBP		140,309	559,000	1,118,000	—	—	—	—	—	—	—
ROIC	1/23/25	—	—	—	3,296	8,239	19,774	—	—	—	1,365,779
TIME	1/23/25	—	—	—	—	—	—	5,493	—	—	910,575
John N. Roberts, III
CBP		247,920	991,680	1,983,360	—	—	—	—	—	—	—
ROIC	1/23/25	—	—	—	7,570	18,925	45,420	—	—	—	3,137,197
TIME	1/23/25	—	—	—	—	—	—	12,616	—	—	2,091,355

J.B. Hunt Transport Services, Inc. Proxy Statement	61

Executive Compensation

		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	All Other Option Awards

Name/ Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Nicholas Hobbs
CBP		181,322	722,400	1,444,800	—	—	—	—	—	—	—
ROIC	1/23/25	—	—	—	4,310	10,774	25,858	—	—	—	1,786,006
TIME	1/23/25	—	—	—	—	—	—	7,182	—	—	1,190,560
Darren Field
CBP		154,114	614,000	1,228,000	—	—	—	—	—	—	—
ROIC	1/23/25	—	—	—	3,957	9,893	23,743	—	—	—	1,639,963
TIME	1/23/25	—	—	—	—	—	—	6,595	—	—	1,093,253

(1)

This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2025 under the percentage assigned to each NEO for the cash bonus pools. The actual amounts earned and paid are reported in the Summary Compensation Table shown on page 59 for the Proxy.

(2)	This column reflects the number of performance-based restricted share units that were granted to the NEOs in 2025.
(3)

The fair value of the awards was based on a 2.65% discount from the Company’s closing stock price of $170.28 on January 23, 2025, except for awards granted to Mr. Delco upon his promotion, which were based on a 2.65% discount from the Company’s closing stock price of $144.99 on September 1, 2025. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that this discount is appropriate to value the restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock. Fair value of performance-based restricted share units subject to ROIC are reflected at their target of 100% of the units granted.

Key to Plan-Based Awards Table:

CBP – Company Bonus Plan

PRE NEO – Annual Time-Based Restricted Share Units Before Promotion to NEO

PROMO/R - Promotional ROIC Performance-Based Restricted Share Units

PROMO/T – Promotional Time-Based Restricted Share Units

ROIC – Annual ROIC Performance-Based Restricted Share Units

TIME – Annual Time-Based Restricted Share Units

62	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Outstanding Equity Awards at Calendar Year-End 2025

As of December 31, 2025, there were no outstanding stock options held by the NEOs. The following table sets forth information concerning restricted share units held by the NEOs as of December 31, 2025.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Shelley Simpson	31,509	6,123,459	3,735	725,860
	16,716	3,248,588	2,105	409,086
			20,216	3,928,777
			8,116	1,577,263
			5,410	1,051,379
			11,197	2,176,025
			4,976	967,036
			5,420	1,053,323
			2,408	467,971
			25,074	4,872,881
Brad Delco	2,096	407,337	6,000	1,166,040
	237	46,058
	470	91,340
	859	166,938
	4,000	777,360
	6,897	1,340,363
John Kuhlow	5,493	1,067,510	7,471	1,451,914
			1,731	336,402
			4,058	788,632
			2,705	525,690
			5,582	1,084,806
			2,481	482,158
			8,239	1,601,167
John N. Roberts, III	12,616	2,451,793	6,315	1,227,257
			15,014	2,917,821
			10,009	1,945,149
			20,715	4,025,753
			9,206	1,789,094
			18,925	3,677,885
Nicholas Hobbs	7,182	1,395,750	3,735	725,860
			2,105	409,086
			4,870	946,436
			3,246	630,828
			6,774	1,316,459
			3,011	585,158
			10,774	2,093,819

J.B. Hunt Transport Services, Inc. Proxy Statement	63

Executive Compensation

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Daren Field	6,595	1,281,672	2,434	473,024
			4,372	849,654
			2,105	409,086
			4,870	946,436
			3,246	630,828
			6,707	1,303,438
			2,981	579,327
			9,893	1,922,606

(1)

Restricted share units are time-vested or performance-based awards. Effective vesting dates, pending achievement of required performance goals set for performance-based awards, are noted below. Performance-based restricted share units subject to operating income, EBITDA, and ROIC metrics are recorded at their target of 100% of the units granted.

(2)	Values are based on the last closing market price of the Company’s common stock of $194.34 on December 31, 2025.

Time-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Shelley Simpson	10,503	7/1/31	6,686	1/31/26
	10,503	7/1/32	6,686	1/31/27
	10,503	7/1/33	3,344	1/31/28

Brad Delco	350	10/31/26	287	10/31/28
	873	10/31/27	1,600	1/31/26
	873	10/31/28	1,600	1/31/27
	237	10/31/26	800	1/31/28
	235	10/31/26	2,299	9/1/31
	235	10/31/27	2,299	9/1/32
	286	10/31/26	2,299	9/1/33
	286	10/31/27
John Kuhlow	2,197	1/31/26	1,099	1/31/28
	2,197	1/31/27
John N. Roberts, III	5,046	1/31/26	2,524	1/31/28
	5,046	1/31/27
Nicholas Hobbs	2,872	1/31/26	1,438	1/31/28
	2,872	1/31/27
Darren Field	2,638	1/31/26	1,319	1/31/28
	2,638	1/31/27

64	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Performance-Based Awards

	Shares Vesting		Vesting Date	Shares Vesting		Vesting Date
Shelley Simpson	1,245		1/31/26	4,058		1/31/27
	1,245		1/31/27	2,705	*	3/31/26
	1,245		1/31/28	2,705		3/31/26
	2,105	*	1/31/26	3,732		1/31/26
	2,888		1/31/26	3,732		1/31/27
	2,888		1/31/27	3,733		1/31/28
	2,888		1/31/28	4,976		3/31/27
	2,888		1/31/29	1,806		1/31/26
	2,888		1/31/30	1,807		1/31/27
	2,888		1/31/31	1,807		1/31/28
	2,888		1/31/32	2,408		3/31/27
	4,058	*	1/31/26	25,074		3/31/28

Brad Delco	6,000		3/31/28
John Kuhlow	2,490		1/31/26	1,352		3/31/26
	2,490		1/31/27	1,860		1/31/26
	2,491		1/31/28	1,861		1/31/27
	1,731		1/31/26	1,861		1/31/28
	2,029		1/31/26	2,481		3/31/27
	2,029		1/31/27	8,239		3/31/28
	1,353	*	3/31/26

John N. Roberts, III	6,315	*	1/31/26	6,905		1/31/26
	7,507	*	1/31/26	6,905		1/31/27
	7,507		1/31/27	6,905		1/31/28
	5,005	*	3/31/26	9,206		3/31/27
	5,004		3/31/26	18,925		3/31/28

Nicholas Hobbs	1,245		1/31/26	1,623		3/31/26
	1,245		1/31/27	2,258		1/31/26
	1,245		1/31/28	2,258		1/31/27
	2,105	*	1/31/26	2,258		1/31/28
	2,435	*	1/31/26	3,011		3/31/27
	2,435		1/31/27	10,774		3/31/28
	1,623	*	3/31/26

Darren Field	2,434		1/31/26	2,435		1/31/27
	874		1/31/26	1,623	*	3/31/26
	874		1/31/27	1,623		3/31/26
	874		1/31/28	2,235		1/31/26
	875		1/31/29	2,236		1/31/27
	875		1/31/30	2,236		1/31/28
	2,105	*	1/31/26	2,981		3/31/27
	2,435	*	1/31/26	9,893		3/31/28

* Total shares listed were subsequently forfeited in 2026 due to nonachievement of required operating income or EBITDA performance goals.

J.B. Hunt Transport Services, Inc. Proxy Statement	65

Executive Compensation

Restricted Share Units Vested for 2025

The following table sets forth information concerning restricted share units vested during 2025.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1) (2)
Shelley Simpson	1,806	309,223
	2,673	457,671
	3,732	638,993
	2,104	311,287
	2,888	494,484
Total	13,203	2,211,658
Brad Delco	237	40,020
	157	26,511
	349	58,932
	163	27,524
	235	39,682
	286	48,294
	1,662	280,646
Total	3,089	521,609
John Kuhlow	2,228	381,478
	1,860	318,469
	1,730	255,954
Total	5,818	955,901
John N. Roberts, III	7,905	1,353,494
	6,904	1,182,103
	6,315	934,304
Total	21,124	3,469,901
Nicholas Hobbs	2,673	457,671
	2,258	386,615
	2,104	311,287
Total	7,035	1,155,573
Darren Field	2,673	457,671
	874	149,646
	2,235	382,677
	2,104	311,287
	2,364	404,764
Total	10,250	1,706,045

(1)

Value realized on the acquired shares shown above is gross earnings. Values are earned over multiple years. The receipt of vested shares in calendar year 2025 should not be interpreted to mean that all value was earned in the year the shares were received. Each executive retained a portion of the available vested shares, net of shares withheld to satisfy tax obligations, as shown below:

Shelley Simpson	7,324
Brad Delco	1,904
John Kuhlow	3,225
John N. Roberts, III	11,731
Nicholas Hobbs	3,884
Darren Field	8,026

(2)	Values represent the fair market value of the underlying common stock on the date of vesting.

66	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Components of Nonqualified Deferred Compensation for Calendar Year 2025

We have a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or in quarterly installments payable over a period of two to 25 years upon reaching the age of 55, having 15 years of service, or becoming disabled. Our total liability under this plan was $36,289,697 as of December 31, 2025, and $33,900,125 as of December 31, 2024. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested as directed by participants. These investments are included in “other assets” in our Consolidated Balance Sheets and totaled $36,289,687 as of December 31, 2025, and $33,900,125 as of December 31, 2024. No NEO participated in our nonqualified deferred compensation plan in 2025.

Potential Post-Employment Benefits

The Company generally does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason. In addition, the Compensation Committee may permit the accelerated vesting of restricted share units in the event of the NEO’s death or disability.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is not a merger, reorganization or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation or similar form of corporate transactions involving the Company that requires the approval of the Company’s shareholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company. The awards granted under the previously mentioned MIP are also subject to certain non-competition covenants for a two-year period following cessation of employment with the Company.

Potential benefits to an NEO due to his or her separation of service without cause, retirement, or resignation for good reason following a “change in control,” or in the event the Compensation Committee permits accelerated vesting of outstanding restricted share units upon the NEO’s death or disability, are shown below. The amounts represent the immediate vesting of all outstanding restricted share units and are valued using the closing market price of the Company’s common stock of $194.34 on December 31, 2025.

Shelley Simpson	$26,601,648
Brad Delco	3,995,436
John Kuhlow	7,338,279
John N. Roberts, III	18,034,752
Nicholas Hobbs	8,103,396
Darren Field	8,396,071

J.B. Hunt Transport Services, Inc. Proxy Statement	67

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO.

For 2025, our last completed fiscal year:

•	The median of the annual total compensation of all of the Company’s employees, other than our CEO, was $76,432.

•	The annualized total compensation of our CEO was $9,004,371.

•	Based on this information, the ratio for 2025 of the annualized total compensation of our CEO to the median of the annual total compensation of all other employees was 118 to 1.

In determining the median of the annual total compensation of all of the Company’s employees, other than our CEO, we are required to identify the Company’s “median employee.” Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. The Company last identified its median employee in 2022. Accordingly, for the 2025 pay ratio calculation, we performed the following to identify the median employee in 2025:

•	We conducted a full analysis of our employee population as of our determination date of December 31, 2025.

•

We excluded employees residing in Mexico and Canada from our calculation under the De Minimis Exemption. Employees located in Mexico and Canada constituted 0.42% and 0.03% of our total employee population, respectively, which consisted of 133 individuals in Mexico and 8 individuals in Canada as of our determination date.

•

Our employee population, after taking into consideration the aforementioned adjustments, consisted of 31,430 individuals. Of these employees, 31,218 individuals were full-time (or full-time equivalent) employees, with the remainder employed on a part-time (less than 30 hours per week) basis. 99.55% of our employees (31,340 individuals) were located in the United States.

•

We used a definition that was not total compensation and instead chose the aggregate of the employee’s base pay and cash incentive bonuses paid during the period of January 1, 2025, through December 31, 2025. These balances were then annualized, with any anomalous reported earnings being replaced with a substantially similar employee balance. Reasons for the replacement of anomalous earnings were primarily due to a lack of adequate length of employment history with the company or the employee incurring a leave of absence during the analysis period.

•	Using this methodology, we determined that the “median employee” was the average of two single employees—a local driver and a regional driver.

To determine the annual total compensation of the “median employee” for 2025, we identified and calculated the elements of compensation for this identified employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

68	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Pay Versus Performance

The table below reports calculated compensation actually paid for our CEO, considered our principal executive officer (PEO), and averages of calculated compensation actually paid for our remaining reported NEOs, together with shareholder returns, net income, and operating income for the past four years. The Compensation Committee considers operating income to be the most important financial performance measure used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance.

Pay versus Performance Table					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total For PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total Non- PEO NEOs ($)(3)	Average Compensation Actually Paid to Non- PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income ($) (thousands)(7)	Operating Income ($) (thousands)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2021	8,801,881	16,995,242	3,337,948	6,489,537	150.63	133.25	760,806	1,045,530
2022	9,240,455	5,614,863	4,745,765	3,310,170	129.65	115.77	969,351	1,331,553
2023	8,256,333	12,654,140	3,293,057	4,956,985	149.87	140.98	728,287	993,196
2024	11,316,727	9,039,000	4,006,858	1,676,972	129.26	146.86	570,886	831,225
2025	9,004,371	13,097,307	4,271,974	5,399,109	148.91	162.46	598,282	865,069

(1)

This column lists the total compensation amounts for our PEO, Shelley Simpson, for 2025 and 2024 and for our former PEO, John N. Roberts, III, for 2023, 2022, and 2021 reported in the Summary Compensation Table shown on page 59 of this Proxy Statement or reported in the Summary Compensation Table included in our 2022 Proxy Statement filed on March 24, 2023.

(2)	For each year listed, this column is calculated as follows:

		2021	2022	2023	2024	2025
	Total Compensation as reported SCT	$8,801,881	$9,240,455	$8,256,333	$11,316,727	$9,004,371
(Subtract)	Pension values reported in SCT for covered fiscal year	—	—	—	—	—
(Subtract)	Fair value of stock awards granted during covered fiscal year	(6,042,085)	(6,592,523)	(7,204,478)	(10,406,600)	(6,927,529)
Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	—	—	—	—	—
Add	Fair value of stock awards granted in covered fiscal year and that are unvested at end of such covered fiscal year— valued at year-end	8,384,434	5,735,617	7,785,675	10,610,890	10,074,143
Add	Fair value of stock awards granted in covered fiscal year that vested during such covered fiscal year—valued on date of vesting	—	—	—	—	—
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—

J.B. Hunt Transport Services, Inc. Proxy Statement	69

Executive Compensation

		2021	2022	2023	2024	2025
Add/ (Subtract)	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	5,510,480	(2,280,415)	2,097,842	(2,601,459)	901,154
Add/ (Subtract)	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	340,533	(488,272)	1,718,768	119,442	45,168
(Subtract)	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—	—
Equals	Compensation Actually Paid to PEO	$16,995,242	$5,614,863	$12,654,140	$9,039,000	$13,097,307

The fair value of performance-based restricted share units used for reporting compensation actually paid assumes estimated results as of December 31 of the applicable year for each pre-established performance goal (i.e., operating income, ROIC, and EBITDA) in accordance with FASB ASC 718. Performance-based restricted share units will ultimately vest based on actual measured performance through the applicable vesting periods. The fair value of performance-based restricted share units forfeited in 2025 due to nonachievement of required operating income or EBITDA performance goals was zero at December 31, 2024.

(3)

This column lists the average total compensation amount for our other non-PEO NEOs reported in the Summary Compensation Table shown on page 59 of this Proxy Statement or reported in the Summary Compensation Table included in our 2022 Proxy Statement filed on March 24, 2023. The non-PEO NEOs included are as follows:

2021

John Kuhlow—Chief Financial Officer, Chief Accounting Officer, and Executive Vice President

Shelley Simpson—Chief Commercial Officer and Executive Vice President of People and Human Resources

Nicholas Hobbs—Chief Operating Officer, President of Contract Services, and Executive Vice President

Darren Field—President of Intermodal and Executive Vice President

2022 and 2023

John Kuhlow—Chief Financial Officer, Chief Accounting Officer, and Executive Vice President Shelley Simpson—President

Nicholas Hobbs—Chief Operating Officer, President of Contract Services, and Executive Vice President

Darren Field—President of Intermodal and Executive Vice President

2024

John Kuhlow— Chief Financial Officer, Chief Accounting Officer, and Executive Vice President

John N. Roberts, III— Executive Chairman of the Board

Nicholas Hobbs— Chief Operating Officer, President of Highway and Final Mile Services, and Executive Vice President

Darren Field— President of Intermodal and Executive Vice President

Bradley Hicks— President of Dedicated Contract Services and Executive Vice President

2025

Brad Delco—Chief Financial Officer and Executive Vice President

John Kuhlow—Chief Accounting Officer; former Chief Financial Officer and Executive Vice President

John N. Roberts, III—Executive Chairman of the Board

Nicholas Hobbs—Chief Operating Officer, President of Highway and Final Mile Services, and Executive Vice President

Darren Field—President of Intermodal and Executive Vice President

70	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

(4)	For each year listed, this column is calculated as follows:

		2021	2022	2023	2024	2025
	Total Compensation as reported SCT	$3,337,948	$4,745,765	$3,293,057	$4,006,858	$4,271,974
(Subtract)	Pension values reported in SCT for covered fiscal year	-	-	-	-	-
(Subtract)	Fair value of stock awards granted during covered fiscal year	(1,958,038)	(3,320,605)	(2,628,575)	(3,308,301)	(3,157,901)
Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	-	-	-	-	-
Add	Fair value of stock awards granted in covered fiscal year and that are unvested at end of such covered fiscal year—valued at year-end	2,717,115	3,056,370	2,840,626	2,963,319	4,619,027
Add	Fair value of stock awards granted in covered fiscal year that vested during such covered fiscal year—valued on date of vesting	-	-	-	-	9,659
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	-	-	-	-	-
Add/ (Subtract)	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	2,185,409	(904,527)	985,448	(2,105,050)	(357,855)
Add/ (Subtract)	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	207,103	(266,834)	466,429	120,146	14,205
(Subtract)	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	-	-	-	-	-
Equals	Average Compensation Actually Paid to NEOs	$6,489,537	$3,310,170	$4,956,985	$1,676,972	$5,399,109

The fair value of performance-based restricted share units used for reporting compensation actually paid assumes estimated results as of December 31 of the applicable year for each pre-established performance goal (i.e., operating income, ROIC, and EBITDA) in accordance with FASB ASC 718. Performance-based restricted share units will ultimately vest based on actual measured performance through the applicable vesting periods. The fair value of performance-based restricted share units forfeited in 2025 due to nonachievement of required operating income or EBITDA performance goals was zero at December 31, 2024.

(5)

This column lists a cumulative 5-year total return of shareholders of our common stock and assumes the value of the investment (including reinvestment of dividends) was $100 on December 31, 2020, and tracks it through December 31, 2025. The stock price performance included in the column is not necessarily indicative of future stock price performance.

(6)

This column lists a cumulative 5-year total return of shareholders calculated using the same method for column (f) for the peer group listed under the section titled “Benchmarking Against a Peer Group” on page 46 of this Proxy Statement. For 2024, the peer group used was the same as 2025, with the omission of United Rentals, Inc. which was added to the peer group in 2025. The peer group as of December 31, 2024 and 2025 excluded Stericycle, Inc., as it was acquired by Waste Management, Inc. in November 2024. The cumulative 5-year total shareholder returns through December 31, 2025 of the former peer group (excluding both United Rentals, Inc. and Stericycle, Inc.), the current peer group, and the Company were $154.19, $162.46 and $148.91, respectively.

(7)	This column lists our reported net income for the year indicated.

(8)

This column lists our reported operating income for the year indicated, which we consider the most important financial performance measure that was used to link compensation actually paid for the most recent fiscal year to company performance.

Description of the Relationship Between Compensation Actually Paid to Our Named Executive Officers and Company Performance

The following graphs present the relationships between the compensation actually paid to our PEO and average compensation actually paid to our remaining reported NEOs to our total shareholder return, net income, operating income, and our peer group’s total shareholder return for the years ended 2021 through 2025.

J.B. Hunt Transport Services, Inc. Proxy Statement	71

Executive Compensation

Compensation Actually Paid vs. Cumulative TSR	Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. Operating Income

Company’s Most Important Financial Performance Measures

The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance:

•	Operating income
•	Return on invested capital (ROIC)
•	Earnings before interest, taxes, depreciation, and amortization (EBITDA)
•	Revenue, excluding fuel surcharge revenue

72	Proxy Statement J.B. Hunt Transport Services, Inc.

Compensation Committee Report

The 2025 Compensation Committee was composed of Thad Hill, Chairperson, Brett Biggs, Sharilyn S. Gasaway, and James L. Robo, none of whom is an officer or employee of the Company and all of whom have been determined by the Board to be independent. The Compensation Committee met five times in 2025 to discuss, among other items, the salaries, bonuses, and other compensation of the senior executive officers and other key employees of the Company, including the Executive Chairman of the Board and the Chief Executive Officer.

The Compensation Committee has reviewed and discussed the preceding CD&A with management, and based upon such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc. 2025 Executive Compensation Committee Thad Hill, Chairperson Brett Biggs Sharilyn S. Gasaway James L. Robo

J.B. Hunt Transport Services, Inc. Proxy Statement	73

Proposal Number Two

Advisory Vote On Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act).

As discussed in our Compensation Discussion and Analysis (CD&A) on page 43, our executive compensation programs for our NEOs, as well as other executives, are designed to be competitive within the transportation industry and to link executive compensation with the creation of shareholder value. The overall compensation philosophy is guided by the following principles:

•

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

•

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

•

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•

Long-term incentive compensation, the Company’s MIP, should be closely aligned with shareholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in the CD&A under the caption “Stock Ownership Guidelines.”

Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive award, and an annual long-term, equity-based award. The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. Base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention, and peer group salaries. The short-term cash incentive award for 2025 is tied to operating income, revenue (excluding fuel surcharge revenue), and safety. The long-term, equity-based awards utilize restricted share units. The majority of restricted share units awarded to the Company’s NEOs annually are performance-based restricted share units, which vest upon the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee. Performance-based equity awards granted to our NEOs in 2025 cliff vest at the end of a three-year performance period based on cumulative ROIC goals. The remainder of the long-term equity-based awards granted to our NEOs in 2025 are subject to time-based vesting and vest in annual installments over a three-year period.

74	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 2

Advisory Vote on Executive Compensation

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our shareholders to indicate their support for our NEO compensation as described in the Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you as a shareholder the opportunity to express your views regarding our fiscal year 2025 executive compensation policies and procedures for NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in the Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of J.B. Hunt Transport Services, Inc. approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider shareholders’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support of the Company’s executive compensation in fiscal year 2025, as outlined in the above resolution.

The Board of Directors unanimously recommends a vote FOR Proposal Number Two

J.B. Hunt Transport Services, Inc. Proxy Statement	75

Report of the Audit Committee

The Audit Committee

The 2025 Audit Committee was composed of Sharilyn S. Gasaway, Chairperson, Francesca M. Edwardson, and Persio Lisboa. The Company’s Board has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership pursuant to the NASDAQ corporate governance listing standards and has also determined that Ms. Gasaway and Mr. Lisboa each have the attributes of an audit committee financial expert as defined by SEC requirements.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at jbhunt. com. In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors the integrity of the financial reporting process, systems of internal accounting controls, and financial statements and reports of the Company,
•	appoints, retains, compensates, and oversees the Company’s independent auditors, including reviewing the qualifications, performance, and independence of the independent auditors,
•	reviews and preapproves all audit, attest, and review services and permitted non-audit services,
•	oversees the performance of the Company’s internal audit function, and
•	oversees the Company’s compliance with legal and regulatory requirements.

In 2025, the Audit Committee met eight times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2025 calendar year and met and held discussions with management, the Company’s internal auditors and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board, as may be modified, supplemented, or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, as may be modified, supplemented, or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

Based on the Audit Committee’s discussions with management, the internal auditors, and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2025, as filed with the SEC.

76	Proxy Statement J.B. Hunt Transport Services, Inc.

Report of the Audit Committee

J.B. Hunt Transport Services, Inc. 2025 Audit Committee Members Sharilyn S. Gasaway, Chairperson Francesca M. Edwardson Persio Lisboa

J.B. Hunt Transport Services, Inc. Proxy Statement	77

Proposal Number Three

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2026 calendar year. The Board seeks an indication from our shareholders of their approval or disapproval of the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm for the 2026 calendar year.

PwC has been our independent auditor since 2021. No relationships exist with PwC other than the usual relationships between auditor and client. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. If our shareholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2026 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2026 calendar year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 calendar year

Audit and Non-Audit Fees

The Audit Committee preapproves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee is informed from time to time regarding the non-audit services actually provided pursuant to the preapproval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general preapproval, it will require specific preapproval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure that such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by PwC for the 2025 and 2024 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, consent for and review of registration statements filed by the Company with the SEC, comfort letter services provided in connection with a public debt offering, and audit of the Company’s employee benefit plan. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

78	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 3

Ratification of Independent Registered Public Accounting Firm

The following table shows the fees billed for audit and other services provided to the Company by PwC for 2025 and 2024 calendar years, respectively:

	2025 ($)	2024 ($)
Audit fees(1)	1,888,000	1,728,000
Audit-related fees(2)	—	45,000
Tax fees	—	—
All other fees	—	—

(1)

Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, consent for and review of registration statements filed by the Company with the SEC, and comfort letter services provided in connection with a public debt offering.

(2)	Audit-related fees consisted of the audit of the Employee Benefit Plan.

The Audit Committee considers whether non-audit services provided by PwC are compatible with maintaining PwC’s independence to determine that the nature and substance of the limited non-audit services do not impair the status of PwC as the Company’s independent registered public accounting firm. PwC did not bill the Company for any other services relating to calendar years 2025 and 2024.

Policy on Audit Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for, and overseeing the work of the independent auditor and has established a policy to preapprove all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of four categories of services:

•

Audit services include audit work performed related to the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services, and consultation regarding financial accounting and/or reporting standards.

•

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, including fees in the areas of tax compliance, tax planning, and tax advice.

•	Other services are those not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent auditor.

J.B. Hunt Transport Services, Inc. Proxy Statement	79

Proposal 3

Ratification of Independent Registered Public Accounting Firm

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

80	Proxy Statement J.B. Hunt Transport Services, Inc.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO VOTE BY INTERNET, TELEPHONE, OR MAIL

IF YOU VOTE BY INTERNET OR TELEPHONE, DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors JENNIFER R. BOATTINI Corporate Secretary

J.B. Hunt Transport Services, Inc. Proxy Statement	81

Questions and Answers about the Proxy Materials and the Annual Meeting

When And Where Is The Annual Meeting?

Date:	Thursday, April 23, 2026
Time:	10 a.m. Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices ELEVATION Auditorium 615 J.B. Hunt Corporate Drive Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?

At the Annual Meeting, you will be asked to:

•

Consider and vote upon a proposal to elect nominees Brett Biggs, Francesca M. Edwardson, Sharilyn S. Gasaway, Thad Hill, Bryan Hunt, Persio Lisboa, John N. Roberts, III, James L. Robo, and Shelley Simpson as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Shareholders in 2027.

•	Consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers.
•	Consider and vote upon a proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the 2026 calendar year.
•	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only shareholders of record of the Company’s common stock at the close of business on Tuesday, February 17, 2026, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

(1)	directly by the shareholder of record, and
(2)	beneficially through a broker, bank, or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 94,604,083 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

Why Did I Receive A Notice Regarding The Internet Availability Of The Proxy Materials Instead Of A Paper Copy Of The Proxy Materials?

We are utilizing the SEC’s rules that allow us to furnish our proxy materials over the internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a full paper set of the proxy materials.

82	Proxy Statement J.B. Hunt Transport Services, Inc.

Questions and Answers about the Proxy

Materials and the Annual Meeting

This notice of internet availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. Shareholders who request or have requested to receive a paper copy of the materials will receive a full paper set of the proxy materials by mail.

This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?

Most of the Company’s shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•

Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•

Beneficial Owners – If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, because you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the shareholder of record) giving you the right to vote the shares.

What Shareholder Approval Is Necessary For Approval Of The Proposals?

•	Election of Directors

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive “for” votes from more than 50% of the number of shares voted with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any shareholder meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote.

•	Advisory vote on the resolution to approve the Company’s compensation of its named executive officers

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. While this vote is required by law, it will neither be binding on the Company nor the Board. It also will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

•	Ratification of the appointment of PwC as the Company’s independent registered public accounting firm

Ratification of the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. Shareholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our shareholders.

As of the record date, directors and executive officers of the Company beneficially owned an aggregate 2,345,677 shares of common stock representing 2.5% of our common stock issued and outstanding and, therefore, 2.5% of the voting power entitled

J.B. Hunt Transport Services, Inc. Proxy Statement	83

Questions and Answers about the Proxy

Materials and the Annual Meeting

to vote at the Annual Meeting. The Company believes that its directors and executive officers currently intend to vote their shares as follows:

•	FOR the election of directors for one (1) year

•	FOR the resolution approving the Company’s compensation of its named executive officers

•	FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2026 calendar year

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting. Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the Annual Meeting.

If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you request and obtain a legal proxy from your broker, bank, or other nominee (the shareholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy, and present it to the Company at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your voting instructions or proxy card so that your vote will be counted if you later decide not to attend the Annual Meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by following the instructions in the Notice of Internet Availability of Proxy Materials. The internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Wednesday, April 22, 2026 (the day before the Annual Meeting). If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date, and promptly return the accompanying proxy card in the enclosed addressed postage-paid envelope that will be provided to you in response to your request, even if you plan to attend the Annual Meeting. The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you choose to vote by mail, your completed proxy card must be received before the polls close for voting during the 2026 Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy card will not be used.

If you are the beneficial owner of shares held in “street name,” you should instruct your broker, bank, or other nominee on how to vote your shares in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials provided by your broker, bank or other nominee. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank, Or Other Nominee Vote My Shares For Me?

If you hold shares in street name through a broker, bank, or other nominee, your broker, bank, or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters that are not considered to be “routine” matters, including the election of directors, executive compensation, and other significant matters. The proposals in this Proxy Statement regarding the election of directors and the advisory votes concerning executive compensation are not considered to be routine matters. Therefore, without your specific instructions, your shares will not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

Ratification of the appointment of PwC as the Company’s independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, brokers, banks, and other nominees will have the discretionary authority to vote shares of our common stock with respect to this proposal.

84	Proxy Statement J.B. Hunt Transport Services, Inc.

Questions and Answers about the Proxy

Materials and the Annual Meeting

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because:

(1)	the beneficial owner has not instructed the nominee on how to vote, and
(2)	the nominee lacks discretionary voting power to vote such issues.

Under NASDAQ rules, a nominee does not have discretionary voting power with respect to the approval of “nonroutine” matters absent specific voting instructions from the beneficial owners of such shares.

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (by internet, telephone, or in paper form) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. John N. Roberts, III and Shelley Simpson are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1) FOR the election of the nominees for director named in this Proxy Statement,

(2) FOR the resolution approving the Company’s compensation of its named executive officers,

(3) FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2026 calendar year

(4) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are shareholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

(1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),

(2) giving notice of your changed vote to us in writing mailed to the attention of Jennifer R. Boattini, Corporate Secretary, at our executive offices, or

(3) attending the Annual Meeting and giving oral notice of your intention to vote in person.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs Of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail, or facsimile. The Company will bear the expense of preparing, printing, and mailing this Proxy Statement and accompanying materials to our shareholders. Upon request, the Company will reimburse brokers, banks, and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our common stock.

In 2025, the Company retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from shareholders. The Company paid Broadridge a fee of approximately $166,000 as compensation for its services and was reimbursed for its out-of-pocket expenses. The fee amount was not contingent on the number of shareholder votes cast in favor

J.B. Hunt Transport Services, Inc. Proxy Statement	85

Questions and Answers about the Proxy

Materials and the Annual Meeting

of any proposal, and Broadridge is prohibited from making any recommendation to our shareholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal. Proxy solicitation fees in 2026 are expected to be comparable to those paid in 2025.

What Other Business Will Be Presented At The Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, John N. Roberts, III and Shelley Simpson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Shareholder Proposals For The 2027 Annual Meeting?

•	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

In order for a shareholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2027 Annual Meeting of Shareholders, the proposal:

(1) must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, on or before November 11, 2026, and

(2) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

•	Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Bylaws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 20 shareholders, owning an aggregate of at least 3% of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board then in office, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in Section 2.14 of our Bylaws. In order for a shareholder to nominate a director candidate for election to be considered at our Annual Meeting (for inclusion in the Company’s proxy materials), our Bylaws provide that the shareholder must give written notice to our Secretary at the Company’s principal executive offices, and such notice must be received by the Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, in advance of the anniversary of the date (as stated in the Company’s proxy materials) that the Company’s definitive proxy statement was first sent to shareholders in connection with the previous year’s Annual Meeting, unless an alternative deadline under our Bylaws is triggered. To be in proper written form, a shareholder’s notice to the Secretary must comply with all requirements contained in our Bylaws, a copy of which may be obtained upon written request to the Secretary.

Accordingly, in connection with our 2027 Annual Meeting of Shareholders, a shareholder intending to nominate a director for inclusion in the Company’s Proxy Statement and proxy card for such Annual Meeting, must provide written notice to the Secretary at the Company’s executive offices, at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, and such notice must be received by the Secretary not earlier than the close of business on October 12, 2026, and not later than the close of business on November 11, 2026.

•	Other Shareholder Proposals or Director Nominees

In order for a shareholder to nominate a director candidate for election or introduce a proposal to be considered at our Annual Meeting which is not intended to be included in the Company’s proxy materials for such meeting, our Bylaws provide that the shareholder must give written notice to our Secretary at the Company’s principal executive offices, and such notice must be received by the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s Annual Meeting, unless an alternative deadline under our Bylaws is triggered. To be in proper written form, a shareholder’s notice to the Secretary, including a notice pursuant to Rule 14a-19 under the Exchange Act, must comply with all requirements contained in our Bylaws, a copy of which may be obtained upon written request to the Secretary.

86	Proxy Statement J.B. Hunt Transport Services, Inc.

Questions and Answers about the Proxy

Materials and the Annual Meeting

Accordingly, in connection with our 2027 Annual Meeting of Shareholders, a shareholder intending to introduce a proposal or nominate a director, but not intending the proposal or nomination to be included in the Company’s Proxy Statement and proxy card for such Annual Meeting, must provide written notice to the Secretary at the Company’s executive offices, at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, and such notice must be received by the Secretary not earlier than the close of business on December 24, 2026, and not later than the close of business on January 23, 2027. Because our advance notice bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be received by the Secretary not later than the close of business on January 23, 2027. The persons appointed by our Board to act as proxy holders for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any matter or proposal not properly presented for a vote at such meeting.

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the Annual Meeting on a Form 8-K within four business days after the annual shareholders meeting on April 23, 2026.

What Should I Do If I Receive More Than One Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one notice. Please submit a proxy to vote your shares to which each notice relates by internet as described above or if you requested to receive the proxy materials by mail, complete, sign, date, and return each proxy card you receive. If you have shares held in one or more “street names,” then you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote during the Annual Meeting).

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain shareholders who have the same address and last name will receive only one copy of the Notice of Internet Availability of Proxy Materials or, if subsequently requested, only one set of proxy materials, unless one or more of these shareholders notifies the Company that he or she wishes to continue receiving individual copies. Shareholders who do not participate in householding will continue to receive separate notifications or sets of proxy materials.

If you share an address with another shareholder and received only one copy of the notification or set of proxy materials and would like to request separate copies, or if you do not wish to participate in householding in the future, please:

(1) mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or

(2) call the Corporate Secretary toll-free at 800-643-3622.

Similarly, you may also contact the Company if you received multiple copies of the notification or set of proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by voting electronically via the internet or if you requested a proxy card by mail, by executing and returning the proxy card or using the telephone option provided. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker, bank, or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

(1) FOR the election of the nominees for director named in this Proxy Statement,

(2) FOR the resolution approving the Company’s compensation of its named executive officers,

(3) FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2026 calendar year

J.B. Hunt Transport Services, Inc. Proxy Statement	87

Questions and Answers about the Proxy

Materials and the Annual Meeting

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary toll-free at 800-643-3622. In addition, information regarding the Annual Meeting is available at our website, jbhunt.com.

88	Proxy Statement J.B. Hunt Transport Services, Inc.

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., CDT, on April 22, 2026

Online
Go to www.envisionreports.com/JBHT or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/JBHT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2 and 3:

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Brett Biggs	☐	☐	☐	02 - Francesca M. Edwardson	☐	☐	☐	03 - Sharilyn S. Gasaway	☐	☐	☐
04 - Thad (John B., III) Hill	☐	☐	☐	05 - Bryan Hunt	☐	☐	☐	06 - Persio Lisboa	☐	☐	☐
07 - John N. Roberts, III	☐	☐	☐	08 - James L. Robo	☐	☐	☐	09 - Shelley Simpson	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Dear Shareholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need the fifteen digit number on the front of this proxy card. The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Shareholders on April 23, 2026, at 10 a.m. (CDT) at the offices of the corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any adjournment thereof.

Direct Deposit of Dividends

We encourage all Shareholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of a voided check to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43006	Telephone Outside the USA:	(781) 575-2879
Providence, RI 02940-3006	TDD/TTY for Hearing Impaired:	(800) 952-9245

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JBHT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

The undersigned hereby constitutes and appoints John N. Roberts, III and Shelley Simpson, or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 23 2026, at 10 a.m. (CDT) at the offices of the Company, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2026

The proxy materials for the Company's Annual Meeting of Shareholders, including the 2025 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.